EXHIBIT 4.9

Dated 27 March 2008

Junior Secured Loan Agreement
for a loan of up to
US$42,500,000

to
OMEGA NAVIGATION ENTERPRISES, INC.

provided by the
banks and financial institutions
listed in Schedule 1

Swap Banks
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., New York Branch
-and-
NIBC BANK N.V.

Agent
NIBC BANK N.V.

Contents

Clause		Page

1	Purpose and definitions	2

2	The Facility	19

3	Interest and Interest Periods	20

4	Repayment, prepayment and reborrowing	22

5	Commitment commission, fees and expenses	26

6	Payments and taxes; accounts and calculations	27

7	Representations and warranties	28

8	Undertakings	33

9	Conditions	43

10	Events of Default	44

11	Indemnities	48

12	Unlawfulness and increased costs	49

13	Application of Moneys, Security, set off and pro-rata payments	51

14	Earnings Accounts	53

15	Assignment, substitution and lending office	56

16	Agent	58

17	Notices and other matters	58

18	Governing law and jurisdiction	60

Schedule 1	The Banks and the Swap Banks	61

	Part 1 - Commitment	61

	Part 2 – The Swap Bank	61

Schedule 2	Ships	62

	Part 1 - Initial Ships	62

Schedule 3	Form of Drawdown Notice	65

Schedule 4		66

Schedule 5	Form of Substitution Certificate	73

Schedule 6	Compliance Certificate	77

Schedule 7	Calculation of Additional Cost	79

THIS AGREEMENT is dated 27 March 2008 and made BETWEEN:

(1)	OMEGA NAVIGATION ENTERPRISES, INC. as Borrower;

(2)	the banks and financial institutions whose names and addresses are set out in Schedule 1, Part 1 as Banks;

(3)	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., New York Branch and NIBC BANK N.V. in their capacities as Swap Banks; and

(4)	NIBC BANK N.V. in its capacity as Agent, security agent and trustee.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrower a loan facility of the lesser of: (i) Forty Two million Five hundred thousand Dollars ($42,500,000), (ii) nine per cent (9%) of the Fleet Market Value on the Drawdown Date and (iii) an amount which when aggregated with the amount of the First Loan does not exceed seventy per cent (70%) of the Fleet Market Value on the Drawdown Date, for the purpose of (a) assisting the Borrower in prepaying part of the First Loan presently secured on, inter alia, the Ships pursuant to the First Loan Agreement and (b) providing the Borrower with working capital.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means (i) in respect of the Earnings Accounts, HSH Nordbank AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany and includes its successors in title and (ii) in respect of the Retention Account, NIBC Bank N.V. acting through its office at Carnegieplein 4, 2517 KJ, The Hague, The Netherlands and "Account Banks" means both of them;

“Accounts” means the Earnings Accounts and the Retention Account and “Account” means any of them;

“Accounts Pledges” means together the second priority pledges (subject only to the prior rights of the First Loan Finance Parties under the First Account Pledges) of the Earnings Accounts and the first priority pledge of the Retention Account executed or (as the context may require) to be executed by each Owner or the Borrower as appropriate in favour of the Finance Parties or the Agent (as the case may be) in respect of each Earnings Account and the Retention Account in the agreed form and “Account Pledge” means any of them;

“Additional Cost” means in relation to any period a percentage calculated for such period at an annual rate determined by the application of the formula in Schedule 7;

“Agency Agreement” means the agency agreement executed or (as the context may require) to be executed between the Borrower, the Agent, the Swap Banks and the Banks in the agreed form;

“Agent” means NIBC BANK N.V. acting through its office at Carnegieplein 4, 2517 KJ, The Hague, The Netherlands or such other company or person as may be appointed agent, security agent and trustee for the Banks and the Swap Banks pursuant to the Agency Agreement and includes its successors and assigns;

“Approved Brokers” means, together, Arrow Sale & Purchase (UK) Ltd, R.S. Platou Shipbrokers A.S. of Oslo, Norway, H. Clarksons & Co Ltd. of London, England of Piraeus, Greece and Fearnleys A/S of Oslo, Norway and “Approved Broker” means any of them;

"Approved Managers" means, together, the Commercial Manager and the Technical Managers and "Approved Manager" means any of them;

“Assignee” has the meaning ascribed thereto in clause 15.3;

“Assignment of Intra-Group Loan Agreements” means the second priority assignment (subject only to the prior rights of the First Loan Agent under the First Assignment of Intra-Group Loan Agreements) executed or (as the context may require) to be executed by the Borrower in favour of the Agent (as security agent and trustee on behalf of the Finance Parties) in the agreed form;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for general business in London, Athens, Boston, The Hague and New York City (or any other relevant place of payment under clause 6);

“Banks” mean the banks and financial institutions listed in Schedule 1 and include their respective successors in title, Assignees and transferees and “Bank” means any or all of them;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means Omega Navigation Enterprises, Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro MH 96960, Marshall Islands and includes its successors in title;

“Borrower’s Group” means the Borrower and its Related Companies;

“Borrower’s Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by the Borrower at such time;

“Cash” has the meaning given to that term in clause 8.5;

“Cash Equivalent Investment” has the meaning given to that term in clause 8.5;

“Charter” means, in relation to:

(i)
the Emmanuel Ship: the time charterparty dated 1 March 2007 entered into between the Emmanuel Owner and the relevant Charterer to be guaranteed by the Charter Guarantor upon the terms and conditions acceptable to the Agent as amended by the addendum no. 1 dated 4 May 2007 as the same may be further amended, varied or supplemented with the Agent’s prior written consent;

(ii)
the Theodore Ship: the time charterparty dated 1 March 2007 entered into between the Theodore Owner and the relevant Charterer to be guaranteed by the Charter Guarantor upon the terms and conditions acceptable to the Agent as amended by the addendum no. 1 dated 30 April 2007 as the same may be further amended, varied or supplemented with the Agent’s prior written consent;

(iii)
the Prince Ship: the time charterparty dated 11 April 2006 entered into between the Prince Owner and the relevant Charterer upon the terms and conditions acceptable to the Agent as the same may be amended, varied or supplemented with the Agent’s prior written consent;

(iv)
the Princess Ship: the time charterparty dated 11 April 2006 entered into between the Princess Owner and the relevant Charterer upon the terms and conditions acceptable to the Agent as the same may be amended, varied or supplemented with the Agent’s prior written consent;

(v)
the Sarah Ship:  the time charterparty dated 11 April 2006 entered into between the Sarah Owner and the relevant Charterer to be guaranteed by the Charter Guarantor upon the terms and conditions acceptable to the Agent as the same may be amended, varied or supplemented with the Agent’s prior written consent;

(vi)
the Miriam Ship:  the time charterparty dated 11 April 2006 entered into between the Miriam Owner and the relevant Charterer to be guaranteed by the Charter Guarantor upon the terms and conditions acceptable to the Agent as the same may be amended, varied or supplemented with the Agent’s prior written consent;

(vii)
the Queen Ship:  the time charterparty dated 7 April 2006 entered into between the Queen Owner and the relevant Charterer upon the terms and conditions acceptable to the Agent as the same may be amended, varied or supplemented with the Agent’s prior written consent; and

(viii)
the King Ship:  the time charterparty dated 7 April 2006 entered into between the King Owner and the relevant Charterer upon the terms and conditions acceptable to the Agent as the same may be amended, varied or supplemented with the Agent’s prior written consent;

and “Charters” means all of them;

“Charter Assignments” means the second priority (subject only to the prior rights of the First Loan Agent under the relevant First Charter Assignment) specific assignments of each of the Charters executed (or as the context may require) to be executed by the relevant Owner in favour of the Agent as security agent and trustee on behalf of the Finance Parties in the agreed form and “Charter Assignment” means any of them;

"Charterer" means, in relation to:

(i)	the Emmanuel Ship, the Theodore Ship, the Sarah Ship and the Miriam Ship: ST Shipping & Transport Pte. Limited of Singapore;

(ii)	the Prince Ship and the Princess Ship: DS Norden A/S of Denmark;

(iii)	the Queen Ship and the King Ship: A/S Dampskibsselskabet Torm of Hellerup, Denmark,

and, in the plural, means all of them;

            “Charter Guarantor” means Glencore International AG of Switzerland;

“Classification” means, in relation to each Ship, the classification set out in Schedule 2 or, in each case, such other classification as the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification in relation to such Ship for the purposes of the Finance Documents;
 “Classification Society” means:

(a)	in relation to the Emmanuel Ship and the Theodore Ship: Lloyd's Register of Shipping;

(b)	in relation to the Prince Ship, the Princess Ship, the Sarah Ship and the Miriam Ship: American Bureau of Shipping; and

(c)	in relation to the King Ship and the Queen Ship: Det Norske Veritas,

or, in each case, such other classification society, which is a member of the International Association of classification societies, as approved by the Agent and which the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification Society in relation to a Ship for the purposes of the Finance Documents;

"Commercial Manager" means, in relation to each Ship, Omega Management Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro MH 96960, Marshall Islands;

“Commitment” means the aggregate sum of Forty Two million Five hundred thousand Dollars ($42,500,000) at the date of this Agreement and, in relation to each Bank the amount set out opposite its name in Part 1 of Schedule 1 or, as the case may be, in any relevant Substitution Certificate as reduced by any relevant term of this Agreement;

“Compliance Certificate” means the compliance certificate issued by the Borrower under clause 8.5.5;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Contribution” means in relation to a Bank, the principal amount of the Facility owing to such Bank at any relevant time;

“Coordination Agreement“ means a deed, made or to be made by and among (1) the Borrower, (2) the Owners, (3) the First Banks, (4) the First Swap Bank, (5) the First Loan Arranger and the First Loan Agent (as senior mortgagee), (6) the Banks, (7) the Swap Banks and (8) the Agent (as subordinated mortgagee) regulating, inter alia, their respective rights and powers in relation to the enforcement of security and related matters, in such form as the First Banks and the Banks shall approve or require;

“Debt Service” means, in respect of any period, the aggregated:

(a)	Interest Payable for such period;

(b)	the total amount of the (but not voluntary or mandatory) repayment of the Facility made by the Borrower or which fell due during such period; and

(c)
the total amount of all scheduled (but not voluntary or mandatory) repayments of principal under the terms of any other Indebtedness (save for any revolving, overdraft or ancillary facility that is available for simultaneous re-drawing according to its terms) made by the members of the Borrower’s Group or which fell due during such period, including the principal element of scheduled rental payments which under GAAP should be treated as a finance lease or otherwise capitalised on the books of such person, in accordance with such principles;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Finance Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means any date, being a Banking Day falling during the Drawdown Period, on which the Facility is, or is to be, made;

“Drawdown Notice” means a notice substantially in the terms of Schedule 3;

“Drawdown Period” means the period from and including the date of this Agreement and ending on the Termination Date or, in each case, the period ending on such earlier date (if any) on which (i) the Facility is equal to the Commitment or (ii) the Commitment is reduced to zero pursuant to clauses 10.2 or 12;

“Early Termination Date”, in relation to any continuing Transaction, shall have the meaning given in the relevant Master Swap Agreement;

“Earnings” means, in relation to each Ship, all moneys whatsoever from time to time due or payable to the relevant Owner of such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the relevant Owner in the event of requisition of such Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Ship and any sums recoverable under any loss of earnings insurance;

“Earnings Accounts” means interest bearing Dollar accounts of the Owners opened or (as the context may require) to be opened by the Owners with the relevant Account Bank and includes any other account designated in writing by such Account Bank to be an Earnings Account for the purposes of this Agreement and “Earnings Account” means any of them;

“EBITDA” has the meaning given to that term in clause 8.5;

"Emmanuel Owner" means Orange Navigation Inc. a corporation incorporated in Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"Emmanuel Ship" means the product carrier type vessel called "OMEGA EMMANUEL" and registered on the Liberian flag in the name of the Emmanuel Owner, whose particulars are set out in Schedule 2;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Claim” means:

(a)	any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill;

“Environmental Incident” means any Spill:

(a)	from any Fleet Vessel; or

(b)	from any other vessel in circumstances where:

(i)
any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(ii)	any Fleet Vessel may be arrested or attached in connection with any such Environmental Claims;

“Environmental Laws” means all laws, regulations and conventions concerning pollution or protection of human health or the environment;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Facility” means the loan facility made or to be made available under this Agreement as described in clause 2.5 or the principal amount for the time being outstanding hereunder;

“Fair Market Value” means, in relation to each Ship, the fair market value of such Ship determined in accordance with clause 8.2.2;

“Fee Letter” means the letter of even date herewith executed between the Borrower and the Agent, setting out the fees to be paid by the Borrower to the Agent on behalf of itself and the Banks;

“Financial Covenants” means the Borrower’s financial covenants set out in clause 8.5;

“Finance Documents” means this Agreement, the Master Swap Agreements, the Agency Agreement, the Coordination Agreement and the Security Documents;

“Finance Parties” means, together, the Agent, the Swap Banks and the Banks and “Finance Party” means any of them;

“Financial Quarter Day” has the meaning given to that term in clause 8.5;

“Financial Quarter” has the meaning given to that term in clause 8.5;

“Financial Year” has the meaning given to that term in clause 8.5;

"First Account Pledge" means in respect of each Earnings Account a first priority pledge of such Earnings Account executed by the Owner in whose name such Earnings Account has been opened and "First Account Pledges" means all of them;

“First Assignment of Intra-Group Loan Agreements” means the first priority assignment executed or (as the context may require) to be executed by the Borrower in favour of the First Loan Agent (as security agent and trustee on behalf of the First Loan Finance Parties);

“First Banks” means the banks and financial institutions listed in Schedule 1 of the First Loan Agreement and includes their respective successors and assigns;

“First Charter Assignment” means the first priority specific assignment of each relevant Charter executed by the relevant Owner in favour of the First Loan Agent as security agent and trustee on behalf of the First Loan Finance Parties in the agreed form;

"First General Assignment" means where appropriate, in respect of each Ship a first priority general assignment collateral to the First Mortgage of such Ship executed by each Owner of that Ship in favour of the First Loan Agent as agent and security trustee on behalf of the First Loan Finance Parties and "First General Assignments" means all of them;

“First Loan” means the loan for the time being drawn and outstanding under the First Loan Agreement;

"First Loan Agency Agreement" means the agency agreement executed between the First Banks, the First Loan Swap Bank, the First Loan Agent and the First Loan Arranger, in such form as the First Banks may approve or require;

“First Loan Agent“ means HSH Nordbank AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany; or any successor of it appointed under the First Loan Agency Agreement;

“First Loan Agreement” means a facility agreement dated 7 April 2006 as amended and supplemented by a first supplemental deed dated 28 July 2006, a second supplemental deed dated 21 March 2007 and by a third supplemental deed dated 27 March 2008, all made between the Borrower as borrower, the First Loan Agent as agent, security agent and trustee, the First Loan Swap Bank as swap bank, the First Loan Arranger as arranger and the First Banks as lenders in relation to certain loan facilities of up to Two hundred Ninety Five million Dollars ($295,000,000) for the purposes and upon the terms described therein;

“First Loan Arranger“ means HSH Nordbank AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany;

"First Loan Finance Parties" means, together, the First Loan Agent, the First Loan Swap Bank and the First Banks, the First Loan Arranger and "First Loan Finance Party" means any of them;

“First Loan Security Documents” shall have the meaning ascribed to “Security Documents” in the First Loan Agreement and shall include, without limitation, the First Account Pledges, the First General Assignments, the First Mortgages, the First Share Charges and the First Assignments of Intra-Group Loan Agreements;

"First Loan Swap Bank" means HSH Nordbank AG acting through its office at Martensdamm 6, 24103, Kiel, Republic of Germany and any other bank listed in Schedule 1, Part 2 of the First Loan Agreement;

“First Manager’s Undertaking” means an undertaking including, where appropriate, an assignment of any obligatory Insurances executed by the relevant Approved Manager in favour of the Agent as a condition precedent to the approval of the appointment of such Approved Manager as manager of a Ship, such undertaking being in substantially the agreed form and “Manager’s Undertakings” means all of them;

"First Mortgage" means, in relation to each Ship, a first preferred Marshall Islands or Liberian (as the case may be) mortgage on such Ship executed by the relevant Owner in favour of the First Loan Agent as security agent and trustee on behalf of the First Loan Finance Parties and "First Mortgages" means all of them;

"First Share Charge" means, in relation to each Owner, the first priority charge of all of the issued shares in the capital of such Owner executed or (as the context may require) to be executed by the Borrower (or such other direct shareholder of the Owner (being a wholly-owned Subsidiary of the Borrower) as the First Loan Agent may require) in favour of the First Loan Agent as security agent and trustee on behalf of the First Loan Finance Parties to be in form and substance acceptable to the First Loan Agent and “First Share Charges” means all of them;

“Flag State” means, in relation to each Ship, the Marshall Islands or Liberian flag state, as the case may be, or any other state or territory designated in writing by the Agent, at the request of the Borrower, as being the “Flag State” of a Ship for the purposes of the Finance Documents;

“Fleet Book Value” means, at the end of a Relevant Period, the aggregate book value of the Ships less depreciation as stated in the most recent financial statements delivered pursuant to clause 8.1.5;

“Fleet Market Value” means, at the date of calculation, the aggregate of the Fair Market Values of all of the Mortgaged Ships as last determined in accordance with clause 8.2.2;

“Fleet Vessel” means a Ship and any other vessel owned, operated, managed or crewed by any member of the Borrower’s Group;

“Free Liquid Assets” means, at any given time, all Cash and Cash Equivalent Investments held by the Borrower’s Group less an amount equal to the Debt Service due and payable during the immediately following two Financial Quarters;

“GAAP” means generally accepted accounting principles in the United States of America and/or Singapore;

“General Assignments” means, where appropriate, all of the second priority general assignments (subject only to the prior rights of the First Loan Agent under the relevant First General Assignment) collateral to the Mortgages executed or (as the context may require) to be executed by the Owners in favour of the Agent as security agent and trustee on behalf of the Finance Parties in substantially the agreed form and “General Assignment” means any of them;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurances” means all policies and contracts of insurance (which expression includes all entries of each Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of each Owner (whether in the sole name of such Owner, or in the joint names of the Owner and the Agent (as security agent and trustee for and on behalf of the Finance Parties) or otherwise) in respect of each Ship and her Earnings or otherwise howsoever in connection with each Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Insurances Undertaking” means, in relation to each Ship, a letter of undertaking executed or (as the context may require) to be executed by the Commercial Manager and the Borrower, as additional insured parties on the Insurances of such Ship, in favour of the Agent, as security agent and trustee on behalf of the Finance Parties in the agreed form and “Insurances Undertakings” means all of them;

“Interest Payable” has the meaning given to that term in clause 8.5;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to the Facility, each period for the calculation of interest ascertained in accordance with clauses 3.2 and 3.3;

“Intra-Group Loan Agreements” means the loan agreements in a form and substance acceptable to the Agent executed by the Borrower and each Owner relating to the intra-group loan made available by the Borrower to each Owner to enable each such Owner to finance the acquisition and/or refinancing of the relevant Ship and “Intra-Group Loan Agreement” means any of them;

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to Resolution A. 924(22) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of a Ship under the provisions of the ISPS Code;

"King Owner" means Fulton Navigation Inc. a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"King Ship" means the oil tanker type vessel called "OMEGA KING” (ex "EVERALD SCHULTE") and registered on the Marshall Islands flag in the name of the King Owner, whose particulars are set out in Schedule 2;

“LIBOR” means, in relation to a particular period, the rate determined by the Agent to be that at which deposits in Dollars and in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period were being offered by the Banks to prime banks in the London Interbank Market at the time the rate is fixed in accordance with clauses 3.2 and 3.3 hereof on the second Banking Day before the first day of such period, provided that if the Borrower shall at any time enter into any Transaction(s) under a Master Swap Agreement, LIBOR shall (during the period when any such Transaction(s) are effective and for an amount equal to the notional amount of such Transaction(s)) be the rate for deposits in Dollars for a period equivalent to such period at or about 11 a.m. on the second Banking Day before the first day of such period as displayed on the appropriate page of the Bloomberg Monitor Money Rates Services (or such other page on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions dated August, 1985));

“Majority Banks” means that Bank or Banks holding at least sixty six and two thirds per cent (66 2/3%) of the Total Commitments and/or sixty six and two thirds per cent (66 2/3%) of the Facility;

“Management Agreements” means the agreements executed or (as the context may require) to be executed between the relevant Owner and the relevant Approved Manager in a form previously approved in writing by the Agent or any other agreement previously approved in writing by the Agent between the relevant Owner and the relevant Approved Manager providing (inter alia) for such Approved Manager to manage the Ships and “Management Agreement” means any of them;

“Manager’s Undertaking” means an undertaking including, where appropriate, an assignment of any obligatory Insurances executed or (as the context may require) to be executed by the relevant Approved Manager in favour of the Agent as a condition precedent to the approval of the appointment of such Approved Manager as manager of a Ship, such undertaking to be in substantially the agreed form and “Manager’s Undertakings” means all of them;

“Margin” means the margin listed in the following table which shall be adjusted semi-annually in arrears based upon the most recent Compliance Certificate;

Margin Ratio	Margin
≤ 55%	2.25%
55.01% - 60%	2.50%
60.01% - 70%	2.75%
> 70.01%	3%

Where:

“Margin Ratio” means, the ratio of the aggregate of the Facility and the First Loan divided by the Fleet Market Value ;

“MAS”  means the Monetary Authority of Singapore;

“Master Swap Agreements” means, together, the agreements (on the 1992 or 2002, as the case may be, ISDA Multi-currency-Cross-border form) made or to be made between the Borrower and each Swap Bank and any Confirmations (as defined therein) supplemented thereto;

“Master Swap Assignment” means, in relation to each Master Swap Agreement, the security assignment of that Master Swap Agreement executed or (as the context may require) to be executed by the Borrower in favour of the Agent in such form as the Banks may approve or require;

"Miriam Owner" means Galveston Navigation Inc. a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"Miriam Ship" means the product carrier type vessel called "OMEGA LADY MIRIAM” (ex "MILTIADES M") and registered on the Marshall Islands flag in the name of the Miriam Owner, whose particulars are set out in Schedule 2;

“month” means a period beginning in one (1) calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means, in relation to each Ship, a second preferred Marshall Islands or Liberian (as the case may be) mortgage (subject only to the prior rights of the First Loan Agent under the relevant First Mortgage) of such Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Agent as security agent and trustee on behalf of the Finance Parties in the agreed form and “Mortgages” means all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and the Earnings, Insurances and Requisition Compensation (as defined in the Ship Security Documents for such Ship) of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (a) the payment in full of the amount required to be paid to the Banks or to the Agent on their behalf pursuant to clause 4.5 following the sale or Total Loss of such Ship, (b) the date on which all moneys owing under the Finance Documents have been repaid in full and (c) the date upon which the Agent deletes or procures the deletion of the relevant Mortgage in accordance with the terms of this Agreement;

“NASDAQ” means the stock exchange run by the US National Association of Securities Dealers with the main exchange located in the United States of America, originally an acronym for the National Association of Securities Dealers Automatic Quotations;

"Net Capitalization" means the Total Capitalization of the Borrower minus Cash and Cash Equivalent;

"Net Debt" means Total Debt minus Cash and Cash Equivalent Investments;

 “Operator” means any person who is from time to time during the Security Period concerned in the operation of the Ship and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

"Owners" means, in relation to:

(i)	the Emmanuel Ship: the Emmanuel Owner;

(ii)	the Theodore Ship: the Theodore Owner;

(iii)	the Prince Ship: the Prince Owner;

(iv)	the Princess Ship: the Princess Owner;

(v)	the Sarah Ship: the Sarah Owner;

(vi)	the Queen Ship: the Queen Owner;

(vii)	the King Ship: the King Owner; and

(viii)	the Miriam Ship: the Miriam Owner,

and "Owner" means any of them;

“Owner’s Guarantee” means, in relation to each Owner, the guarantee issued or (as the context may require) to be issued by that Owner in favour of the Agent in the agreed form as (inter alia) security for the Facility and “Owner’s Guarantees” means all of them;

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Community relating to economic and monetary union;

“Permitted Encumbrance” means (i) any Encumbrance in favour of the Agent and/or the Banks created pursuant to the Security Documents, (ii) any Encumbrance in favour of the First Loan Agent and/or the First Loan Banks created pursuant to the First Loan Security Documents and (iii) Permitted Liens;

“Permitted Liens” means any lien on a Ship for:

(a)	master’s, officer’s or crew’s wages outstanding in the ordinary course of trading;

(b)	salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount (as defined in the relevant Mortgage);

(c)	damages arising as a result of a claim in tort provided that the same is fully covered by insurance subject to a reasonable deductible; and

(d)
general average and for necessaries incurred in the ordinary course of trading and have not been outstanding for more than sixty (60) days or are being contested in good faith in a manner satisfactory to the Banks in their sole discretion;

“Pollutant” means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws;

"Prince Owner" means Carrolton Navigation Inc. a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"Prince Ship" means the product carrier type vessel called "OMEGA PRINCE” (ex "ARIS") and registered on the Marshall Islands flag in the name of the Prince Owner, whose particulars are set out in Schedule 2;

"Princess Owner" means Decatur Navigation Inc. a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"Princess Ship" means the product carrier type vessel called "OMEGA PRINCESS" (ex "ADONIS") and registered on the Marshall Islands flag in the name of the Princess Owner, whose particulars are set out in Schedule 2;

"Queen Owner" means Elgin Navigation Inc., a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"Queen Ship" means the oil tanker type vessel called "OMEGA QUEEN” (ex "RUDOLF SCHULTE") and registered on the Marshall Islands flag in the name of the Queen Owner, whose particulars are set out in Schedule 2;

“Registry” means the offices of the registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws and flag of the Flag State through the relevant Registry;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where the Borrower or any Owner is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Period” has the meaning given to that term in clause 8.5;

"Repayment Date" means the earlier of (i) the date on which the First Loan is repaid in full by the Borrower to the First Banks and (ii) 12 April 2011;

“Requisition Compensation” means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of a Ship;

“Restricted Companies” means the Borrower and its Related Companies and the Owners and their respective Related Companies;

“Retention Account” means interest bearing Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the relevant Account Bank and includes any other account designated in writing by such Account Bank to be the Retention Account for the purposes of this Agreement;

“Retention Amount” means, in relation to any Retention Date the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of the Facility during and at the end of each Interest Period current at the relevant Retention Date and, for this purpose, the expression “applicable fraction” in relation to each Interest Period shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates falling within the relevant Interest Period;

“Retention Dates” means the date falling one (1) month after the date of the Drawdown Date and each of the dates falling at monthly intervals thereafter up to the date falling one (1) month prior to the Repayment Date and “Retention Date” shall be construed accordingly;

"Sarah Owner" means Beaumont Navigation Inc. a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"Sarah Ship" means the oil tanker type vessel called "OMEGA LADY SARAH” (ex "IASONAS") and registered on the Marshall Islands flag in the name of the Sarah Owner, whose particulars are set out in Schedule 2;

“Security Documents” means:

(a)	the Accounts Pledges;

(b)	the Assignment of Intra-Group Loan Agreements;

(c)	the Charter Assignments;

(d)	the General Assignments;

(e)	the Manager’s Undertakings;

(f)	the Master Swap Assignments;

(g)	the Mortgages;

(h)	the Owners' Guarantees;

(i)	the Share Charges; and

(j)	any Tripartite Deed(s),

and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Facility, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement and/or each Master Swap Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Parties” means collectively the Borrower, the Owners and the Approved Managers or any other person who may at any time be a party to any of the Security Documents (other than the Finance Parties and the relevant Account Bank) and “Security Party” means any of them;

“Security Period” means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all money payable thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Banks) which is at any relevant time one hundred and twenty per cent (120%) of the aggregate of the Facility, the First Loan and the Swap Exposure;

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Banks) which, at any relevant time, is the aggregate of (a) the Fleet Market Value as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Banks pursuant to clause 8.2;

"SGX-ST" means the Singapore Exchange Securities Trading Limited;

“Share Charge” means, in relation to each Owner, the second priority charge of all of the issued shares in the capital of such Owner executed or (as the context may require) to be executed by the Borrower (or such other direct shareholder of the Owner (being a wholly-owned Subsidiary of the Borrower) as the Agent may require) in favour of the Agent as security agent and trustee on behalf of the Finance Parties pursuant to clause 8.1.14 such charge to be in form and substance acceptable to the Agent and “Share Charges” means all of them;

“Ship Security Documents” means, in relation to any Ship, the relevant Mortgage, the relevant General Assignment, the relevant Charter Assignment, any Tripartite Deed and the relevant Manager’s Undertaking and “Ship Security Document” means any of them;

“Ships” means, together, the Emmanuel Ship, the Theodore Ship, the Prince Ship, the Princess Ship, the Sarah Ship, the Miriam Ship, the Queen Ship and the King Ship and “Ship” means any of them;

“SMC” means a safety management certificate issued in respect of the Ship in accordance with rule 13 of the ISM Code;

“Spill” means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;
"Substitute" has the meaning ascribed thereto in clause 15.4;

“Substitution Certificate” means a certificate substantially in the form of Schedule 5 (or in such other form as the Agent shall approve or require);

“Swap Banks” means the banks listed in Schedule 1, Part 2 and includes their respective successors in title, Assignees and transferees;

"Swap Exposure” means, as at any relevant date the amount certified by the Swap Banks to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Banks under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of each Master Swap Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Transactions entered into between the Borrower and the relevant Swap Bank;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

”Technical Manager” means, in relation to:
(i)	The Queen Ship and the King Ship: Bernhard Schulte Shipmanagement (L) Private Limited of .;
(ii)	The Sarah Ship, the Miriam Ship, the Prince Ship, the Princess Ship, the Emmanuel Ship and the Theodore Ship: V.Ships Management Limited . of Skypark, 8 Elliot Place, Glasgow, G3 8EP, Scotland,

or any other company or person appointed by the relevant Owner, with the prior written consent of the Agent, as manager of the Ships and includes its successors in title and assignees;

“Termination Date” means 31 March 2008 or such later date as the Banks may agree in writing;

"Theodore Owner" means Baytown Navigation Inc. a corporation incorporated in Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands;

"Theodore Ship" means the product carrier type vessel of approximately 74,200 deadweight tons called "OMEGA THEODORE" and registered on the Liberian flag in the name of the Theodore Owner, whose particulars are set out in Schedule 2;

"Total capitalization" means the total of bonds and other long-term debt obligations, as well as all types of equity of a company that make up a company's capital structure;

“Total Commitments” means the aggregate of the Commitments of all Banks being Forty Two million five hundred thousand Dollars ($42,500,000) on the date of this Agreement;

 “Total Assets” means, at any time in respect of the Borrower’s Group, the amount of total assets of the Borrower’s Group on a consolidated basis which would be included as total assets in a consolidated balance sheet of the Borrower’s Group in accordance with GAAP drawn up at such time;

“Total Debt” means, at any time, the aggregate outstanding principal, capital or nominal amount of all Borrowed Money of the Borrower’s Group calculated on a consolidated basis at that time;

“Total Liabilities” means, at any time in the respect of the Borrower’s Group, the amount of total liabilities of the Borrower’s Group on a consolidated basis which would be included as total liabilities in the consolidated balance sheet of the Borrower’s Group in accordance with GAAP drawn up at such time;

“Total Loss” means:

(a)	actual, constructive, compromised or arranged total loss of a Ship; or

(b)	the Compulsory Acquisition of a Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transaction” has the meaning ascribed to it in the Master Swap Agreements;

“Tripartite Deed” means in relation to any Ship which is the subject of a bareboat or demise charter, a second priority tripartite deed executed or (as the context may require) to be executed between the relevant bareboat charterer of such Ship, the relevant Owner of such Ship and the Agent in form and substance satisfactory to the Agent in its sole discretion and “Tripartite Deeds” means all of them; and

“Underlying Documents” means collectively the Management Agreements, the Charters and the Intra-Group Loan Agreements.

1.3        Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.8
references to acts or things to be done by the Agent and references to the Agent entering into a Finance Document are to be construed as acts or thing to be done for or by the Agent, or security to be given in favour of the Agent, in the Agent’s capacity as agent, security agent and trustee on behalf of the Banks; and

1.4.9	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Agreed forms

In this Agreement, any document expressed to be “in the agreed form” means a document in a form agreed by (and for the purposes of identification signed by or on behalf of) the Borrower and the Banks or (in the case of any of the other Finance Documents) a document in the form actually executed by both the relevant Security Party or relevant Security Parties and the Agent and/or the Banks.

1.6	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

1.7        Effectiveness of Majority Banks decision

Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks and the Agent) only be regarded as having been validly given or issued by the Majority Banks if all the Banks and the Agent shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and a majority of the Banks and the Agent shall have given or issued such opinion, consent, request or instructions.

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Banks agree to make available to the Borrower a Dollar loan facility in an aggregate amount equal to the Total Commitments.

2.2	Obligations several

The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Bank, the Agent, the Swap Banks or the Borrower of any of their respective obligations or liabilities under this Agreement or either Master Swap Agreement nor shall the Agent be responsible for the obligations of any Bank or either Swap Bank (except for its own obligations, if any, as a Bank or Swap Bank) nor shall any Bank or Swap Bank be responsible for the obligations of any other Bank or Swap Bank under this Agreement.

2.3	Interests several

Notwithstanding any other term of this Agreement, the interests of each Swap Bank, the Agent and the Banks are several and the amount due to each Swap Bank, the Agent (for its own account) and to each Bank is a separate and independent debt.  The Agent, each Swap Bank and each Bank shall have the right to protect and enforce their respective rights arising out of this Agreement and it shall not be necessary for the Agent, each Swap Bank or any Bank (as the case may be) to be joined as an additional party in any proceedings for this purpose.

2.4	Drawdown

Subject to the terms and conditions of this Agreement, the Facility shall be made following receipt by the Agent from the Borrower of a Drawdown Notice not later than 10 a.m. on the third Banking Day before the Drawdown Date relative to the Facility, which shall be a Banking Day falling within the Drawdown Period, on which the Facility is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.  The Facility shall be made available in one amount and not after the Termination Date.

2.5	Timing and limitation of the Facility

2.5.1	The amount of the Facility shall, subject to the following provisions of this clause 2.5, be for such amount as is specified in the Drawdown Notice.

2.5.2	The Facility shall be made solely for the purpose set out in clause 1.1.

2.5.3	The Facility shall not be made available if the amount of such Facility will exceed at any relevant time the Total Commitments.

2.5.4	The Facility shall not be made available if the making of such Facility will result in the Security Value being less than the Security Requirement.

2.6	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Agent shall notify each Bank thereof of the Drawdown Date and, subject to the provisions of clause 9, on the date specified in the Drawdown Notice each Bank shall make available to the Borrower its portion of the Facility in accordance with clause 6.2.

2.7	Termination of Commitment

Any part of the Commitment undrawn on the Termination Date shall thereupon be automatically cancelled.

2.8	Application of proceeds

Without prejudice to the Borrower’s obligations under clause 8.1.3, the Banks shall have no responsibility for the application of proceeds of the Facility (or any part thereof) by the Borrower.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrower shall pay interest on the Facility in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) the Additional Cost and (c) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

The Borrower may by notice received by the Agent not later than 10 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3) months or such other period as the Borrower may select and the Banks may, in their absolute discretion, agree.  Provided always that if on any date upon which an Interest Period falls to be selected by the Borrower pursuant to this clause 3.2 a Transaction or Transactions (which is/are effective or which shall become effective during the relevant Interest Period) shall have been entered into between the Swap Banks or either of them and the Borrower pursuant to a Master Swap Agreement LIBOR shall during the period of any such Transaction(s) and for an amount equal to the notional amount of such Transaction(s) be determined by reference to the rate for deposits in Dollars displayed on the appropriate page of the Reuters Monitor Money Rates Service (British Bankers’ Association Settlement Rates) in accordance with the proviso to the definition of LIBOR and, for the avoidance of doubt, LIBOR for the Facility which exceeds the notional amount of the Transaction(s) shall be determined by reference to the rate for deposits in Dollars referred to in the definition of LIBOR but excluding the proviso to such definition.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1
the first Interest Period in respect of the Facility shall commence on the Drawdown Date and shall end on 28 April 2008 and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period in respect thereof;

3.3.2
if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3;

3.3.3	if any Interest Period for the Facility would otherwise overrun the Repayment Date, then such Interest Period shall end on the Repayment Date.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 0) on its due date for payment under any of the Finance Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 0.  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin, (c) the Additional Cost and (d) LIBOR for such period.  Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.2, 4.5, 8.2 or 12.1 provided that if such unpaid sum is an amount of principal which became due and payable on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable.  If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 0, each Bank shall promptly notify the Agent of the costs of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin, the Additional Cost and the cost of funds to such Bank.

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrower promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 0.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period, the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive):

(a)	that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)
the Agent shall have received notification from any of the Banks that deposits in Dollars are not available to such Bank(s) in the ordinary course of business in sufficient amounts to fund their Contributions for such Interest Period or, where applicable, that the quotation for LIBOR (together with (where applicable) the normal spread being paid by any such Bank in respect of

Dollar borrowings) does not accurately reflect the cost to such Bank(s) of obtaining such deposit;

the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrower and to each of the Banks.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice the undrawn amount of any of the Commitments of all the Banks shall not be borrowed until notice to the contrary is given to the Borrower by the Agent.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the “Substitute Basis”) for maintaining its Contribution.  The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin.  Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as each Bank notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment, prepayment and reborrowing

4.1        Repayment of Facility

The Borrower shall repay the Facility in full on the Repayment Date.

4.1.1	If the Total Commitments are not drawn in full, the amount of the repayment instalment shall be reduced accordingly.

4.1.2	On the Repayment Date the Borrower shall additionally pay to the Agent for the account of the Banks all other sums then accrued or owing in respect of the Facility or under any Finance Document.

4.2	Voluntary prepayment

The Borrower may prepay the Facility in whole or part (being Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000) or any lesser sum approved by the Banks) on any Interest Payment Date relating to the part of the Facility to be repaid without premium or penalty.

4.3        Additional voluntary prepayment

The Borrower may also prepay, without premium or penalty, but without prejudice to its obligations under clauses 3.6, 4.6, 6.7 and 12.2:

4.3.1	the Contribution of any Bank to which the Borrower shall have become obliged to pay additional amounts under clauses 3.6 or 12.2; or

4.3.2	any Bank’s Contribution to which a Substitute Basis applies by virtue of clause 3.6.2.

Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero.

4.4	Prepayment on Total Loss and Sale

On a Ship becoming a Total Loss or suffering damage or being involved in an incident which in the opinion of the Banks may result in such Ship being subsequently determined to be a Total Loss or on any Ship being sold with the prior written consent of the Agent, the Borrower shall prepay an amount equal to the Facility multiplied by a fraction of which the numerator is equal to the Fair Market Value of such Ship and the denominator is equal to the Fleet Market Value (i.e.

       Fair Market Value of Ship
Fleet Market Value).

Such prepayment must be made not later than the date falling one hundred and twenty (120) days after that on which such Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation is received by the Owner of such Ship (or the Agent/any of the Banks pursuant to the Finance Documents) or immediately on the completion of the sale of such Ship.  Any such prepayment shall be applied towards prepayment of the Facility.  For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

4.4.1	in the case of an actual total loss of a Ship on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

4.4.2
in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

4.4.3	in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of a Ship;

4.4.4	in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

4.4.5
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.5	Mandatory prepayments

4.5.1	The Borrower shall immediately prepay such part of the Facility as may at any time be necessary to ensure that the Security Value is not less than the Security Requirement.

4.5.2	The Borrower shall immediately prepay the Facility in full in the event that the First Loan is prepaid in full prior to maturity under the First Loan Agreement.

4.6	Amounts payable on prepayment

Any prepayment of all or part of the Facility under this Agreement including, without limitation, pursuant to clauses 4.2, 4.4, 8.2.1 and 12.1 shall be made together with:

4.6.1	accrued interest on the amount to be prepaid to the date of such prepayment;

4.6.2	any additional amount payable under clause 6.7 or 12.2; and

4.6.3
all other sums then payable by the Borrower to the Banks under this Agreement and either Master Swap Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.

4.7	Notice of prepayment; reduction of repayment instalments

No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Agent (who shall notify each Bank thereof of the intended repayment) at least fifteen (15) days’ notice of its intention to make such prepayment.  Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.

No amount of the Facility which is prepaid may be reborrowed.

The Borrower may not prepay the Facility or any part thereof save as expressly provided in this Agreement.

4.8        Cash Sweep

The Borrower shall (in addition to its obligations under Clause 8.1.5) procure that each Owner shall deliver to the Agent copies of its quarterly trading accounts showing all receipts and disbursements of whatsoever nature in relation to the Ships (on a per-Ship basis) in such detail and such form as the Agent may require. The said trading accounts shall be certified as to their correctness by the responsible financial officer of the Borrower and shall be delivered to the Agent as soon as possible, and in any event not more than thirty (30) days after the expiry of the quarterly period to which they relate, with the first such period expiring on the date falling three (3) months from the Drawdown Date or on such later date as the Agent may agree.  The Agent shall determine whether the relevant quarterly trading accounts referred to in this Clause 4.8 reveal that at the end of the relevant quarterly period the respective Owner(s), had a Surplus.  In the event that at any time during the Security Period the Fleet Market Value is less than one hundred and thirty per cent (130%) of the aggregate of the Facility and the First Loan, the Borrower shall or procure that each Owner shall, prepay an amount equal to fifty per cent (50%) of such Surplus to the Banks and upon payment such amount shall be applied by the Agent on the last day of the then current Interest Period in or towards prepayment of the Facility up to the amount required so that the Fleet Market Value is equal to or greater than one hundred and thirty per cent (130%) of the aggregate of the Facility and the First Loan.

For the purpose of this Clause 4.8, “Surplus” means, (in each case for the three (3) month period immediately prior to the date of determination) the excess of (x) the Earnings of all of the Ships, over (y) the sum of (i) any commissions and operating expenses relating to each Ship and approved by the Agent (including G&A expenses and management fees), plus (ii) any Debt Service relating to the Facility and the First Loan paid or payable to the Finance Parties hereunder or to the First Loan Finance Parties under the First Loan Agreement, plus (iii) any cash deposited into any restricted account pursuant to this Agreement or the First Loan Agreement.

4.9	Master Swap Agreements, Repayments and Prepayments

4.9.1
Notwithstanding any provision of each Master Swap Agreement to the contrary, in the case of a prepayment of all or part of the Facility (including, without limit, upon a Total Loss in accordance with clause 4.4 and under clause 8.2) then subject to clause 4.9.2 either Swap Bank shall be entitled and obliged should the Borrower request to do so subject to the provisions of Clause 4.9.2 or 4.9.5 respectively (and, where relevant, may do without the consent of the Borrower, where it would otherwise be required whether under such Master Swap Agreement or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Transaction and/or either Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person such Swap Bank in its absolute discretion may determine and both the Swap Banks' and the Borrower’s continuing obligations under any Transaction and/or either Master Swap Agreement shall, unless agreed otherwise by such Swap Bank, be calculated so far as such Swap Bank consider it practicable by reference to the amended repayment Schedule for the Facility taking into account the fact that less than the full amount of the Facility remains outstanding.

4.9.2
If less than the full amount of or the Facility remains outstanding, following a prepayment under this Agreement and each Swap Bank in its absolute discretion agree, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Facility, the Borrower shall within ten (10) days of being notified by such Swap Bank of such requirement, provide such Swap Bank with, or procure the provision to such Swap Bank of, such additional security as shall in the opinion of such Swap Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as such Swap Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

4.9.3
The Borrower shall on the first written demand of either Swap Bank indemnify such Swap Bank in respect of all losses, costs and expenses (including, but not limited to, legal costs and expenses) incurred or sustained by such Swap Bank as a consequence of or in relation to the effecting of any matter or transactions referred to in this clause 4.9.

4.9.4
Notwithstanding any provision of the Master Swap Agreements to the contrary, if for any reason a Transaction has been entered into but the Facility is not drawn down under this Agreement then, subject to clause 4.9.5, the Swap Banks shall be entitled and obliged should the Borrower request to do so subject to the provisions of Clause 4.9.2 or 4.9.5 respectively (and, where relevant, may do so without the consent of the Borrower where it would otherwise be required whether under the Master Swap Agreements or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by such Transaction and/or the Master Swap Agreements and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Swap Banks in their absolute discretion may determine.

4.9.5
If a Transaction has been entered into but the Facility is not drawn down under this Agreement and a Swap Bank in its absolute discretion agrees, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction, the Borrower shall within ten (10) days of being notified by the Swap Bank of such requirement, provide the Swap Bank with, or procure the provision to the Swap Bank of, such additional security as shall in the opinion of the Swap Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as such Swap Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document for the purposes of the relevant Master Swap Agreement and/or otherwise.

4.9.6
Without prejudice to or limitation of the obligations of the Borrower under clause 4.9.3, in the event that a Swap Bank exercises any of its rights under clauses 4.9.1, 4.9.2, 4.9.4 and 4.9.5 and such exercise results in all or part of a Transaction being terminated such

Transaction or the part thereof terminated (which shall for the purposes hereof be treated as a separate Transaction) in each case shall be treated under the relevant Master Swap Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the relevant Master Swap Agreement) pursuant to a Termination Event (as so defined in that Section 14) with the Borrower being the sole Affected Party (as defined in the relevant Master Swap Agreement) and, accordingly, the relevant Swap Bank shall be permitted to recover from the Borrower a payment for early termination calculated in accordance with the provisions of Section 6(e)(ii) (1) of the relevant Master Swap Agreement in respect of such Transaction.

5           Commitment commission, fees and expenses

5.1	Fees

The Borrower shall pay any fees due under the Fee Letter to the Agent (as applicable upon the terms and conditions set out in the Fee Letter).

5.2	Expenses

The Borrower shall pay to the Finance Parties on a full indemnity basis on demand all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Finance Parties:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Finance Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Finance Documents; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Finance Documents, (including without limitation expenses relating to any  inspections of the Ships or any of them carried out in accordance with the terms of the Mortgages) or otherwise in respect of the moneys owing under any of the Finance Documents together with interest at the rate referred to in clause 0 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value Added Tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by any of the Finance Parties under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4       Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any Finance Party) imposed on or in connection with any of the Underlying Documents, the Finance Documents or the Facility and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1        No set-off or counterclaim

The Borrower acknowledges that in performing their obligations under this Agreement the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities substantially matching the liabilities of the Borrower to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrower gross on the due date in order that the Banks are put in a position to perform its matching obligations to the relevant third parties.  Accordingly, all payments to be made by the Borrower under any of the Finance Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.7, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Agent or to such account at such bank in such place as the Agent may from time to time specify for this purpose.  Save as otherwise provided by any relevant Finance Document, such payments shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

6.2	Payment by the Banks

All sums to be advanced by the Banks to the Borrower under this Agreement in respect of the Facility shall be remitted in Dollars on the Drawdown Date thereof to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the Borrower as specified in the Drawdown Notice thereof.

6.3	Agent may assume receipt

Where any sum is to be paid under any of the Finance Documents to the Agent for the account of another person, the Agent may assume that the payment will be made when due and the Agent may (but shall not be obliged to) make such sum available to the person so entitled.  If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.  If such a sum is so paid to the Agent by the Borrower, the Borrower may assume that the Agent has paid such sum to the other person for whose account it was paid to the Agent.

6.4        Non-Banking Days

When any payment under any of the Finance Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.5	Calculations

All interest and other payments of an annual nature under any of the Finance Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.6	Certificates conclusive

Any certificate or determination of the Agent or any Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Finance Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower and (in the case of a certificate or determination by the Agent) on the Banks.

6.7        Grossing-up for Taxes

If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Finance Documents for the account of any Bank or the Agent (or if the Agent is required to make any deduction or withholding from a payment to a Bank), the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Bank and the Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Bank and the Agent against any losses or costs incurred by any of them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrower shall promptly deliver to the Agent and/or the Banks any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.8	Account

Each Bank and each Swap Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Finance Documents.  The Agent shall maintain a control account showing the Facility and other sums owing by the Borrower under the Finance Documents and all payments in respect thereof made by the Borrower from time to time.  The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Finance Documents.

7          Representations and warranties

7.1	Continuing representations and warranties

Subject to the provisions of clause 7.4, the Borrower represents and warrants to each of the Finance Parties that:

7.1.1	Due incorporation

the Borrower and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of the Marshall Islands, in the case of the Borrower, and, in the case of each of the other Security Parties, under the laws of their respective countries of incorporation as a corporation with limited liability and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

the Borrower has power to execute, deliver and perform its obligations under this Agreement, the Underlying Documents, the Borrower’s Security Documents and the other Finance Documents and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Finance

Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Facility;

7.1.3	Binding obligations

the Underlying Documents and the Finance Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Underlying Documents and the Finance Documents by the relevant Security Parties will not:

(a)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject;

(b)
conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound;

(c)
contravene or conflict with any provision of the memorandum and articles of association/articles of incorporation/by-laws/statutes or other constitutional documents of the Borrower or any other Security Party; or

(d)
result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or its Related Companies or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party which could have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party;

7.1.6	No filings required

save for the registration of the Mortgages in the relevant Flag States it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underlying Documents or any of the Finance Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Underlying Documents or the Finance Documents and each of the Underlying Documents, the Finance Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents, the Finance Documents (other than the Mortgages and the Accounts Pledges and the Master Swap Agreement entered into, or as the case may be, to be entered into with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (the “BTMU Master Agreement”)) and the choice of the laws of the relevant Flag State to govern each Mortgage and the laws of Germany or The Netherlands (as the case may be) to govern the Accounts Pledges or New York to govern the BTMU Master Agreement and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Financial Statements

the pro forma historical consolidated financial statements of the Borrower’s Group for the 2007 Financial Years provided to the Banks in the negotiation of this Agreement have been prepared in accordance with GAAP which have been consistently applied and present fairly and accurately the financial position of the Borrower and the Borrower’s Group and at such date neither the Borrower nor any member of the Borrower’s Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

7.1.10	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents, each of the Finance Documents or the performance by each Security Party of its obligations under the Underlying Documents, the Finance Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

7.1.11	No money laundering

in relation to the borrowing by the Borrower of the Facility, the performance and discharge of its obligations and liabilities under this Agreement and the transactions and other arrangements effected or contemplated by this Agreement, the Borrower is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official, requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

7.2        Representations and warranties

Subject to the provisions of clause 7.4, the Borrower further represents and warrants to each of the Finance Parties that:

7.2.1	Pari passu

the obligations of the Borrower under this Agreement and the Master Swap Agreements are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower;

7.2.2	No default under other Indebtedness

neither the Borrower nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3                 Information

the factual information furnished by any Security Party to the Banks in connection with the negotiation and preparation of the Finance Documents are true and accurate in all material respects and not misleading, as at the date it is provided or at which it is stated;

7.2.4                 No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Finance Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Finance Documents or any other document or instrument to be executed or delivered under any of the Finance Documents;

7.2.5                 No Default

no Default has occurred and is continuing;

7.2.6                 Ship

each Mortgaged Ship will on the date of this Agreement be:

(a)	in the absolute ownership of the relevant Owner who will on the date of this Agreement be the sole, legal and beneficial owner of that Ship;

(b)
permanently or, as the case may be, provisionally registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry and the Borrower shall not do and shall procure and ensure that each relevant owner shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or Registry of the Ship owned by it.

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations affecting class of the relevant Classification Society;

7.2.7	Ships’ employment

except as disclosed to the Finance Parties and agreed by the Finance Parties in writing, no Mortgaged Ship will, on the date of this Agreement be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Mortgage would have required the consent of the Agent and on the date of this Agreement and there will not be any agreement or arrangement whereby the Earnings for such Mortgaged Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

no Mortgaged Ship, nor its Earnings, Insurances or Requisition Compensation (each as defined in the relevant Mortgage) nor its Earnings Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date of this Agreement for such Mortgaged Ship, subject to any Encumbrance other than a Permitted Encumbrance;

7.2.9	Environmental matters

to the best of the knowledge and belief of the Borrower and its officers:

(a)	all Environmental Laws applicable to any Fleet Vessel have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with; and

(b)	no Environmental Claim has been made or threatened or is pending against any member of the Borrower’s Group or any Fleet Vessel and not fully satisfied; and

(c)	there has been no Environmental Incident;

7.2.10	No material adverse change

there has been no material adverse change in the financial position of the Borrower, any Owner or any member of the Borrower’s Group from the date at which the latest consolidated financial statements were prepared and made public;

7.2.11	Parent company

each Owner is a wholly-owned Subsidiary of the Borrower; and

7.2.12	Copies true and complete

the copies of each of the Underlying Documents delivered or to be delivered to the Banks pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents and each of such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with its terms and there have been no amendments or variations thereof or defaults thereunder.

7.3	Repetition of representations and warranties

On and as of the date of the Drawdown Date of the Facility and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date the Borrower shall (a) be deemed to repeat the representations and warranties in clauses 7.1 (and so that representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest audited financial statements delivered to the Banks under clause 8.1) and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to the Finance Parties that the then latest audited financial statements delivered to the Finance Parties have been prepared in accordance with GAAP which have been consistently applied and present fairly and accurately the financial position of each of the Borrower and the

Owners as at the end of the financial period to which the same relate and the results of the operations of each of the Borrower and the Owners for the financial period to which the same relate and, as at the end of such financial period, neither the Borrower nor any Owner had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

7.4
The Banks accept and acknowledge that all representations and warranties contained in this clause 7 made by the Borrower with respect to any Approved Manager (not being Omega Management Inc. or any other Related Company of the Borrower and/or any Owner) are made by the Borrower to the best of its information, knowledge and belief, having made due enquiry.

8	Undertakings

8.1	General

The Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding, it will:

8.1.1	Notices

(a)
promptly inform the Agent and each of the Finance Parties of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Finance Documents and/or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Agent and each of the Finance Parties of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent or any Finance Party, confirm to the Agent and each of the Finance Parties in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and

(b)
promptly inform the Agent and each of the Finance Parties of any Environmental Incident which might reasonably be expected to adversely affect the security position of the Banks and/or Finance Parties.

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9 and subject to the proviso below, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Finance Documents and the Underlying Documents Provided always that the undertaking contained in this clause 8.1.2 given by the Borrower with respect to any Approved Manager (not being Omega Management Inc. or any other Related Company of the Borrower and/or any Owner) is given by the Borrower to the best of its information, knowledge and belief, having made due enquiry;

8.1.3	Use of proceeds use the Facility exclusively for the purpose specified in clause 1.1;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.2, the other Finance Documents or to the security intended to be created by the Security Documents at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare financial statements of the Borrower and the consolidated financial statements of the Borrower’s Group and procure that each Owner prepares financial statements in accordance with GAAP consistently applied in respect of each Financial Year and cause the same to be reported on by its auditors (which shall be acceptable to the Agent in its sole discretion) and prepare unaudited individual management accounts for the Borrower’s Group in respect of each Financial Quarter on the same basis as the annual statements and deliver as many copies of the same as the Finance Parties may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) a ninety (90) days (in the case of unaudited individual management accounts) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Finance Parties as many copies as they may reasonably require of every material report, circular, notice or like document issued by the Borrower to its shareholders or creditors generally;

8.1.7	Provision of financial and other information

in the case of the Borrower, any Owner and any Approved Manager (that is a Related Company of the Borrower and/or any Owner), deliver and provide to the Finance Parties, and in the case of any other Security Party, use its best endeavours to deliver and provide to the Finance Parties:

(a)	financial projections for each Financial Year (to the extent that such financial projections are provided to the First Loan Finance Parties);

(b)	budgets for each Financial Year (to the extent that such budgets are provided to the First Loan Finance Parties);

(c)
appraisal reports and valuations for each Ship on a semi-annual basis (commencing from the date of this Agreement) pursuant to clause 8.2.2, or at any other time as the Agent may reasonably require, or, upon the occurrence of a Default, upon the request of the Agent;

(d)
copies of any filings by the Borrower with, and reports to, the United States Securities and Exchange Commission, the SGX-ST and the MAS, and any announcement or disclosure made by the Borrower to the SGX-ST and/or the MAS;

(e)	Compliance Certificates at the end of each Financial Quarter (including supporting schedules); and

(f)	such financial and other information concerning the Borrower, the other Security Parties and their respective affairs as they may from time to time reasonably require;

8.1.8                       Obligations under Finance Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Finance Documents and the Underlying Documents;

8.1.9	Compliance with ISM Code

and will procure that any Operator will, comply with and ensure that each Mortgaged Ship and any Operator comply with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10               Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of its or an Operator’s DOC or the SMC in respect of a Mortgaged Ship;

8.1.11                Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issue to the Borrower or any Operator of a DOC and to a Ship of an SMC or the receipt by any of the Borrower or any Operator of notification that its application for the same has been refused;

8.1.12	Compliance with ISPS Code

and will procure that each Mortgaged Ship will comply with the requirements of the ISPS Code including (but not limited to) the maintenance and renewal of the ISSC for each Mortgaged Ship pursuant to the ISPS Code and will immediately inform the Agent if there is any actual or threatened withdrawal of the ISSC for any Mortgaged Ship;

8.1.13	Interest rate hedging

on or prior to the Drawdown Date, enter into an interest rate swap or similar hedging agreement with each Swap Bank whether pursuant to each Master Swap Agreement or other manner acceptable to the Agent for the purpose of hedging its interest rate risk with respect to One hundred per cent (100%) of the Facility in amounts equally divided between each of the Swap Banks and the Borrower further undertakes to execute such security as the Agent may require in respect of the Borrower’s obligations under such instrument;

8.1.14	Share Charges

at any time during the Security Period, execute or procure the execution in favour of the Agent of a Share Charge with respect to any Owner and the Borrower agrees, if and when required to do so by the Agent (as instructed by the Banks), promptly to execute or to procure the execution and delivery to the Agent of all documents which the Agent may require to obtain the full benefit of such charges over all of the issued shares in the capital of the Owners;

8.1.15	Owner’s Guarantee

procure that on or prior to the Drawdown Date of the Facility that the relevant Owner executes and delivers to the Agent an Owner’s Guarantee;

8.1.16	Charter Assignment

procure that the relevant Owner executes and delivers to the Agent a Charter Assignment relating to any Mortgaged Ship which is the subject of a Charter;

8.1.17	Listing on NASDAQ and/or SGX-ST

(a)
maintain its listing as a public limited company on NASDAQ and/or the main board of the SGX-ST and comply with all of the listing rules, laws and regulations applicable to public companies listed on NASDAQ and/or the main board of the SGX-ST and not to seek any secondary or further listing without the prior consent of the Agent;

(b)
comply with all relevant Singapore laws, regulations and rules, including but not limited to the Securities and Futures Act (Chapter 289) of the Statutes of the Republic of Singapore and the SGX-ST Listing Manual;

8.1.18	Intra-Group Loan Agreements

procure that all interest payment dates and all repayment dates relating to the loans made or to be made pursuant to the Intra-Group Loan Agreements match those of the Facility drawn down by the Borrower under this Agreement in order to make each of the said loans available to the Owners and shall procure and ensure that all sums paid and/or payable by the Owners to the credit of the Earnings Accounts shall be freely available to the Agent to meet all payments of principal and interest and all other sums payable by the Borrower to the Finance Parties pursuant to this Agreement and each of the other Finance Documents;

8.1.19	Know your customer and money laundering compliance and trade sanctions compliance provide the Banks with such documents and evidence as the Banks and/or the Swap Banks shall from time to time require, based on applicable law and regulations from time to time and the Banks' or either Swap Bank's own “know your customer” internal guidelines from time to time to identify the Borrower and the other Security Parties, including the ultimate legal and beneficial owner or owners of such entities, and any other persons involved or affected by the transaction(s) contemplated by this Agreement; and

8.1.20	ensure that the Security Parties shall at all times comply with all trade sanction laws applicable to the Banks, including United States Treasury Department OFAC Regulations.

8.2	Security value maintenance

8.2.1	Security shortfall

If at any time on or after the Drawdown Date the Security Value shall be less than the Security Requirement, the Agent may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless a Ship has become a Total Loss) either:

(a)
prepay within a period of fifteen (15) days of the date of receipt by the Borrower of the Agent’s said notice such sum in Dollars as will result in the Security Requirement after such prepayment being equal to the Security Value; or

(b)	within thirty (30) days of the date of receipt by the Borrower of the Agent’s said notice constitute to the satisfaction of the Banks such further security for the Facility as shall be acceptable to the Banks having a value for security purposes (as determined by the Banks in their absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

Clause 4.6 shall apply to prepayments under clause 8.2.10.

8.2.2	Valuation of a Ship

A Ship shall, for the purposes of this clause 8.2, be valued in Dollars, fifteen (15) days prior to the Drawdown Date and thereafter on a semi-annual basis but not later than each date falling in six (6) monthly intervals after the Drawdown Date and at any time reasonably determined by the Banks.  The value of a Ship shall be calculated by taking the average of the charterfree evaluations for such Ship from two (2) Approved Brokers appointed by the Agent (chosen by the Banks) (such valuations to be made without, unless required by the Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other contract of employment concerning such Ship).  Such valuation shall constitute the value of a Ship for the purposes of this clause 8.2 until the next following valuation.

The value of a Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

8.2.3	Information

The Borrower undertakes to the Finance Parties to supply to the Agent and to any such shipbrokers such information concerning a Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Agent obtaining any valuation of a Ship referred to in clause 8.2.2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.10 shall be borne by the Borrower.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Banks shall be determined by the Banks in their absolute discretion without any necessity for the Banks assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Banks shall be entitled to receive such evidence and documents of the kind referred to in Schedule 4 as may in the Banks’ opinion be appropriate and such favourable legal opinions as the Banks shall in their absolute discretion require.

8.3	Negative undertakings

The Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under the other Finance Documents and while all or any part of the Commitment remains outstanding, it will not and will procure that each Owner will not without the prior written consent of the Agent:

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues (including, but not limited to the Borrower’s rights against either Swap Bank under any Transactions and/or either Master Swap Agreement or all or part of the Borrower’s interest in any amounts payable to the Borrower by the Bank under any Transaction and/or either Master Swap Agreement) to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any other person;

8.3.2	No merger

to the extent permitted by law, merge or consolidate with any other person;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Banks in relation to the undertakings, assets, rights and revenues of the Borrower’s Group) of its present or future undertakings, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the ownership and operation of the Ships and the chartering of the Ships to third parties;

8.3.5	Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrower or any Owner in the ordinary course of its business of owning, operating and chartering any Ship;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents, the Finance Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering the Ships;

8.3.7	No borrowing

the Owners or any of them incur any Borrowed Money except for Borrowed Money pursuant to the Finance Documents and the First Loan Security Documents;

8.3.8	Repayment of borrowings

the Owners or any of them repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Finance Documents and the First Loan Security Documents;

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Finance Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ships is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.3.10	Loans

make any loans (other than the loans under the Intra-Group Loan Agreements) or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so and in the case of the loans to be made under the Intra-Group Loan Agreements, the Borrower will not without the prior written agreement of the Agent and except as envisaged in clause 14.4 accept any repayments of principal or interest or other sums due or payable thereunder or take any action against any Owner;

8.3.11	Sureties

permit any Indebtedness of the Borrower to any person (other than the Banks) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which any Ship is entered, guarantees required to procure the release a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.3.12	Share capital

purchase or otherwise acquire for value any shares of its capital;

8.3.13	Dividends and distribution; Reduction or loss of capital

declare or pay any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders or convene a meeting for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital:

(a)	where an Event of Default has occurred and is continuing or would occur as a result of or following the declaration of such dividend; or

(b)	where the Fleet Market Value is less than one hundred twenty five per cent (125%) of the aggregate of the Facility and the First Loan;

(c)
without submitting a Compliance Certificate to the Agent at least five (5) Banking Days in advance of the date upon which it intends to declare any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders;

8.3.14	Subsidiaries and parent

cease to legally and beneficially own 100% of the issued shares in the capital of the Owners, whether directly or indirectly; and

8.3.15	Financial Year

make any change to the Financial Year for the Borrower or any member of the Borrower’s Group.

8.4	Ship undertakings

In relation to each Ship, the Borrower undertakes and agrees with each of the Finance Parties that it will or will procure that the relevant Owner will:

8.4.1	Assignment of Earnings

not assign or agree to assign otherwise than to the Agent and the First Loan Agent the Earnings of each Ship or any part thereof;

8.4.2	Chartering

The Borrower shall procure that no Owner in relation to the Ship owned by it let or agree to let such Ship:

(a)	on demise charter for any period; or

(b)
other than pursuant to any relevant Charter by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed eleven (11) months’ duration; or

(c)	on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when such Ship is fixed or other than on arms length terms; and

8.4.3	Approved Manager

not to appoint a manager of a Ship (other than the relevant Approved Manager(s)) or terminate or amend the terms of any Management Agreement.

8.5	Financial Covenants

For the purposes of clause 8.5 the following expressions shall have the following meanings:

“Cash” means free and available negotiable money, orders, cheques and bank balances and deposits but to exclude (a) any cash that is specifically blocked and charged and (b) cash standing to the credit of any blocked account and charged to the Agent pursuant to this Agreement;

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank or financial institution acceptable to the Agent;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European

Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; or

(c)	any other debt security approved by the Agent,

in each case, to which any member of the Borrower’s Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Borrower’s Group or subject to any Encumbrance (other than one arising under the Security Documents).

 “EBITDA” means, in respect of any period, the consolidated profit on ordinary activities of the Borrower’s Group before Taxation for such period:

(a)	adjusted to exclude Interest Receivable and Interest Payable and other similar income or costs to the extent not already excluded;

(b)	adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

(c)	after adding back depreciation;

(d)	adjusted to exclude any exceptional or extraordinary costs or income;

(e)	after deducting any profit arising out of the release of any provisions against a liability or charge;

“Finance Lease” means any lease under which a member of the Borrower’s Group is the lessee which is or should be treated as a finance lease under GAAP (and includes any hire purchase contract or other arrangement which is similarly treated);

“Financial Quarter” means each period of approximately three (3) months commencing on the day after a Financial Quarter Day and ending on the next following Financial Quarter Day;

“Financial Quarter Day” means 31 March, 30 June, 30 September and 31 December in any year;

“Financial Year” means the annual accounting period of the Borrower’s Group ending on 31 December in each year;

“Interest” means, in respect of any specified Borrowed Money, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Borrowed Money including:

(a)	gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Borrowed Money;

(b)	repayment and prepayment premiums payable or incurred in repaying or prepaying such Borrowed Money; and

(c)	the interest element of Finance Leases,

but excluding, in respect of such Borrowed Money, agency and arrangement fees or other up-front fees;

“Interest Payable” means, in respect of any period, the aggregate (calculated on a consolidated basis) of:

(a)
the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of members of the Borrower’s Group by way of Interest on all Borrowed Money, but excluding any amount accruing as interest in-kind (and not as cash pay) to the extent capitalised as principal during such period; and

(b)	net payments in relation to interest rate or currency hedging arrangements in respect of Borrowed Money (after deducting net income in relation to such interest rate or currency hedging arrangements);

“Interest Receivable” means, in respect of any period, the amount of Interest accrued on cash balances of the Borrower’s Group (including the amount of interest accrued on the Earnings Accounts, to the extent that the account holder is entitled to receive such interest) during such period;

“Leverage Ratio” means the ratio of Net Debt to Net Capitalization of the Borrower;

“Minimum Liquidity” means, at any time in respect of the Borrower, the minimum amount of Cash and Cash Equivalent Investments (excluding at any time any balance deposited in the Retention Account in accordance with clause 14.4) which is equal to the higher of Five million Dollars ($5,000,000); and

“Relevant Period” means each rolling period of twelve (12) months ending on a Financial Quarter.

The Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding, it will:

8.5.1	Leverage Ratio

maintain a Leverage Ratio of not more than seventy per cent (70%);

8.5.2	Minimum Liquidity

maintain on a consolidated basis Minimum Liquidity;

8.5.3	Interest coverage

maintain a ratio of EBITDA to Interest Payable on a trailing four (4) Financial Quarter basis of not less than 2.00 to 1.00;

8.5.4	Security Value Maintenance

ensure that at all times the Security Value is not less than the Security Requirement; and

8.5.5	Compliance Certificate

deliver to the Agent within ninety (90) days of the end of each Financial Quarter a Compliance Certificate issued and signed by the Borrower’s Chief Financial Officer certifying that the covenants contained in this clause 8.5 are being complied with and providing full calculations supporting such compliance derived from the then latest financial statements of the Borrower’s Group as lodged with the Securities and Exchange

Commission of the United States by way of Form 20-F/6-K and/or the SGX-ST, such certificate to be substantially in the form set out in Schedule 6.

8.6	Financial testing

The covenants in clause 8.5 shall be tested each Financial Quarter and details of compliance (or non-compliance) shall be provided to the Agent in accordance with clause 8.5.5.

9	Conditions

9.1	Documents and evidence

9.1.1	Commitment

The obligation of the Banks to make the Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received the documents and evidence set out in Part 1 of Schedule 4.

9.1.2	Facility

The obligation of the Banks to make the Facility available shall be subject to the condition that the Agent or its duly authorised representative shall have received not later than two (2) Banking Days before the day on which the Drawdown Notice is given, the documents and evidence specified in Part 2 of Schedule 4 in form and substance satisfactory to the Banks, provided that this Agreement and all other Finance Documents shall have been executed.

9.2	General conditions precedent

The obligation of the Banks to make the Facility shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice and at the time of the making of the Facility:

9.2.1
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3 and (ii) clauses 4.1 and 4.3 of each Owner’s Guarantee are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the Facility.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Banks in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to the Drawdown Date and at any time during the Security Period, the Banks may request and the Borrower shall, not later than two (2) Banking Days prior to the Drawdown Date or after such request, deliver to the Banks on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 and clauses 4 and 5 of each Owner’s Guarantee.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Finance Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Finance Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Master Swap Agreements: (a) an Event of Default or Potential Event of Default (in each case as defined in each Master Swap Agreement) has occurred and is continued under such Master Swap Agreement or (b) an Early Termination Date (as defined in each Master Swap Agreement) has occurred or been or become capable of being effectively designated under such Master Swap Agreement or (c) a person entitled to do so gives notice of an Early Termination Date under Section 6(b)(iv) of either Master Swap Agreement or (d) either Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3
Breach of Insurance and certain other obligations: the Borrower or any Owner fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Finance Documents) for a Ship or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Borrower or any Owner or any other person or the Borrower or any Owner commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 or 8.4; or

10.1.4
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings (including, without limitation, any Financial Covenant) expressed to be assumed by it under any of the Finance Documents or any of the Underlying Documents (other than those referred to in clauses 10.1.1 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Banks is capable of remedy, such action as the Banks may require shall not have been taken within fourteen (14) days of the Banks notifying the relevant Security Party of such default and of such required action; or

10.1.5
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Finance Documents or in any notice, certificate or statement referred to in or delivered under any of the Finance Documents or any of the Underlying Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6
Cross-default: any Indebtedness of any Security Party in excess in aggregate of Ten million Dollars ($10,000,000) is not paid when due or any Indebtedness of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Banks that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.7
Legal process: any judgment or order made against any Security Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party and is not discharged within seven (7) days; or

10.1.8
Insolvency: the Borrower or any Owner is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or an order is made or resolution passed for the winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10
Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or the Banks and/or the Agent believe that any such petition or other step is imminent or an administration order is made in relation to any Security Party; or

10.1.11
Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

10.1.12
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13
Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Banks and/or the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.12 (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Security Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16	Invalidity: any of the Finance Documents or any of the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Finance Documents or any of the Underlying Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.17
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Finance Documents, either Master Swap Agreement or any of the Underlying Documents or for the Agent or the Banks to exercise the rights or any of them vested in them under any of the Finance Documents or any Underlying Documents or otherwise; or

10.1.18
Repudiation: any Security Party repudiates any of the Finance Documents or any of the Underlying Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Finance Documents or any of the Underlying Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20
Material adverse change: there occurs, in the opinion of the Banks and/or the Agent, a material adverse change in the financial condition of any Security Party as described by the Borrower or any Security Party to the Banks and/or the Agent in the negotiation of this Agreement; or

10.1.21
Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Borrower or Owner and the Borrower or Owner shall fail to procure the release of such Ship within a period of fourteen (14) days thereafter; or

10.1.22	Registration: the registration of any Ship under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Agent;

10.1.23
Unrest: any of the Flag States becomes involved in hostilities or civil war or there is a seizure of power in any of the Flag States by unconstitutional means if, in any such case, such event could in the opinion of the Banks and/or the Agent reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.24
Environmental Incidents: there is an Environmental Incident which gives rise, or may give rise, to an Environmental Claim which could, in the opinion of the Banks and/or the Agent be expected to have a material adverse effect (i) on the business, assets, operations, property or financial condition of any Security Party or the Borrower’s Group taken as a whole or (ii) on the security constituted by any of the Security Documents or the enforceability of that security in accordance with its terms; or

10.1.25
P&I: the Borrower or any Owner or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26
Parent company: any Owner ceases to be a wholly-owned Subsidiary of the Borrower or the Borrower (without the prior written consent of the Agent) ceases to be a listed company on NASDAQ and/or the main board of the SGX-ST; or

10.1.27
10.1.27
Termination or variation of a Charter: a Charter is terminated for any reason whatsoever or a Charter is frustrated or varied in any manner not permitted by or pursuant to the relevant Charter Assignment or this Agreement; or

10.1.28	Material events: any other event occurs or circumstance arises which, in the opinion of the Banks and/or the Agent, is likely materially and adversely to affect either

(a)	the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Finance Documents; or

(b)	the security created by any of the Security Documents; or

10.1.29
Intra-Group Loans Agreements:  the Borrower demands or accepts any repayments of principal or interest or any other sum payable under the Intra-Group Loan Agreements save as envisaged by clause 14.5 or takes any action against any Owner without the prior written consent of the Agent; or

10.1.30	First Loan Agreement: an event of default occurs under and as defined in the First Loan Agreement or any of the First Loan Security Documents.

The Banks further agree, that in relation to any Event(s) of Default that relate solely to any Approved Manager (or any other Related Company of the Borrower and/or any Owner (which have not arisen, whether directly or indirectly as a result of any act or omission on the part of the Borrower and/or any Owner)) such Event(s) of Default may be remedied by the Borrower and/or any relevant Owner replacing the Approved Manager which has caused the relevant Event(s) of Default to arise with such other manager as shall be acceptable to the Banks in their sole discretion within such time period as the Banks shall notify the Borrower.

10.2	Acceleration

The Agent may, with the prior approval of the Majority Banks and without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default by notice to the Borrower declare that:

10.2.1	the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Commitment of each Bank shall be reduced to zero forthwith; and/or

10.2.2
the Facility and all interest and commitment commission accrued and all other sums payable under the Finance Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3      Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Facility to be due and payable on demand, the Agent may (with the prior approval of the Majority Banks) by written notice to the Borrower:

10.3.1
call for repayment of the Facility on such date as may be specified whereupon the Facility shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement; or

10.3.2	withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1      Miscellaneous indemnities

The Borrower shall on demand indemnify each Finance Party, without prejudice to any of their other rights under any of the Finance Documents, against any loss (including loss of Margin) or expense which the Finance Parties shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment by the Borrower of any sum under any of the Finance Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3
any prepayment of the Facility or part thereof being made under clause 4.2, 4.4, 8.2.1 or 12.1, or any other repayment of the Facility or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Facility prepaid or repaid; or

11.1.4	the Facility not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice in relation thereto has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by any Bank in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or any part thereof or any other amount owing to such Bank Provided always that no such indemnity shall be payable in the case where such loss or expenses sustained or incurred has arisen as a result of the gross negligence or wilful misconduct of the Finance Parties.

11.2      Currency indemnity

If any sum due from the Borrower under any of the Finance Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Finance Document or under such order or judgment into another currency (the “second currency”) for the purpose of:

11.2.1	making or filing a claim or proof against the Borrower;

11.2.2	obtaining an order or judgment in any court or other tribunal; or

11.2.3
enforcing any order or judgment given or made in relation to any of the Finance Documents, the Borrower shall indemnify and hold harmless the Agent and each Bank from and against any loss suffered as a result of any difference between:

(a)	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

(b)
the rate or rates of exchange at which the Agent and/or any Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Finance Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrower shall indemnify each Finance Party on demand in respect of all costs, claims, losses, demands, liabilities, penalties and fines, of whatever nature (including, without limitation, those arising under Environmental Laws) which may be incurred or made against any Finance Party at any time relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against any Finance Party which would or could not have been brought if such Finance Party had not entered into any of the Finance Documents or been involved in any of the transactions contemplated by the Finance Documents.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to make the Facility to, or to maintain its Commitment or fund its Contribution such Bank shall promptly, through the Agent, give notice to the Borrower whereupon:

12.1.1	such Bank's Commitment shall be reduced to zero; and

12.1.2	the Borrower shall be obliged to prepay the Contribution of such Bank either:

(a)	forthwith; or

(b)
on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

In any such event the Borrower and the Banks shall (as per the provisions of clause 12.2) negotiate in good faith (but without incurring any legal obligations) with a view to agreeing terms for making the Facility (as the case may be) available from another jurisdiction or funding the Facility (as the case may be) from alternative sources.

12.2      Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Agent and/or any Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1
subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Finance Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping the Commitment available or maintaining or funding its Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Bank under any of the Finance Documents; and/or

12.2.4
reduce any Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under any of the Finance Documents; and/or

12.2.5	require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under any of the Finance Documents; and/or

12.2.6
require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	such Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)
the Agent shall negotiate with the Borrower in good faith with a view to restructuring the transaction constituted by the Finance Documents in a way which will (in the reasonable opinion of the Agent) satisfactorily avoid either the unlawfulness or increased costs concerned (each as the case may be) without either decreasing the amounts or net returns due to the Agent and the Banks under the Finance Documents or which would, but for such unlawfulness or such increased costs (each as the case may be), have been so due, or otherwise adversely affecting the rights, interests and security of the Banks under the transaction as presently constituted and will not (in the reasonable opinion of the Agent) increase the cost to the Borrower of or otherwise adversely affect the rights, and interests of the Borrower under the transactions (and unless the Agent nominates a longer period (which it shall be at liberty to do)), such negotiations shall continue for a period of thirty (30) days after the Borrower has been given notice under clause 12.2.6 0 or for such lesser period as is permitted under applicable law having regard to either the unlawfulness or the increased costs concerned (such period called the “Negotiation Period”);

(c)
if at the end of the Negotiation Period the Agent and the Borrower have not reached agreement on a restructuring of the transaction on the basis described in sub-clause (b) above then the Borrower shall on demand, made at any time after expiry of the Negotiation Period whether or not the relevant Bank’s Contribution has been repaid, pay to such Bank the amount which the Bank specifies (in a certificate (which shall be conclusive in the absence of manifest error) setting forth the basis of the computation of such amount but not including any matters which such Bank regards as confidential in relation to its funding arrangements) is required to compensate such Bank for such alternative funding, increased cost, reduction, payment or forgone return.

For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which such Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.7.

13	Application of Moneys, Security, set-off and pro-rata payments

13.1      Application of moneys

All moneys received by the Agent and/or the Banks under or pursuant to any of the Finance Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied by the Agent and/or the Banks in the following manner following the occurrence of an Event of Default:

13.1.1	first in or toward payment of all unpaid fees, commissions and expenses which may be owing to any Finance Party (on a pari passu basis between them) under any of the Finance Documents;

13.1.2
secondly in or towards payment of any arrears of interest payable to the Finance Parties (on a pari passu basis between them) under the Finance Documents (and, for this purpose, the expression "interest" shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2 (Obligations) of either Master Swap Agreement but shall have failed to pay or deliver to the relevant Swap Bank at the time of application or distribution under this Clause 13.1;

13.1.3	thirdly in or towards repayment of the principal of Facility (whether the same is due and payable or not);

13.1.4
fourthly in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Facility repaid;

13.1.5	fifthly in or towards payment to any Bank of any other sums owing to it under any of the Finance Documents; and

13.1.6	sixthly the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus,

or in such other manner as the Banks and the Swap Banks may determine.

13.2      Set-off

The Borrower authorises each Bank (without prejudice to any of such Bank’s rights at law, in equity or otherwise), at any time and without notice to the Borrower:

13.2.1
to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Bank in or towards satisfaction of any sum due and payable from the Borrower to such Bank under any of the Finance Documents;

13.2.2	in the name of the Borrower and/or such Bank to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

13.2.3	to combine and/or consolidate all or any accounts in the name of the Borrower with such Bank.

For this purpose, each such Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.  No Bank shall be obliged to exercise any right given to it by this clause 13.2.  Each Bank shall notify the Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Banks.

13.3.     Pro-rata payments

If at any time the proportion which any Bank (the “Recovering Bank”) has received or recovered (other than from an Assignee, a Substitute or a sub-participant in such Bank’s Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 4.4, 5.1, 6.1, 11.1, 11.2, 12.1 or 12.2) in respect of its share of any payment to be made for the account of the Recovering Bank and one or more other Banks under any of the Finance Documents is greater (the amount of the excess being referred to in this clause 13.3 as the “excess amount”) than the proportion of the share of such payment received or recovered by the Bank receiving or recovering the smallest or no proportion of its share, then:

13.3.1	within two (2) Banking Days of such receipt or recovery, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess amount;

13.3.2	the Agent shall treat such payment as if it were part of the payment to be made by the Borrower and shall distribute the same in accordance with clause 13.1; and

13.3.3
as between the Borrower and the Recovering Bank the excess amount shall be treated as not having been paid but the obligations of the Borrower to the other Banks shall, to the extent of the amount so paid to them, be treated as discharged.

Each Bank shall forthwith notify the Agent of any such receipt or recovery by such Bank other than by payment through the Agent.  If any excess amount subsequently has to be wholly or partly refunded by the Recovering Bank which paid an amount equal thereto to the Agent under (a) above each Bank to which any part of such amount was distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.  Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 13.3.  Notwithstanding the foregoing provisions of this clause 13.3 no Recovering Bank shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6	Further assurance

The Borrower undertakes that the Finance Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Finance Documents be valid and binding obligations of the respective parties thereto and rights of the Agent enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent and/or any other Finance Party may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7      Conflicts

In the event of any conflict between this Agreement and any of the other Security Documents and / or the Master Swap Agreements, the provisions of this Agreement shall prevail.

14	Earnings Accounts

14.1	General

The Borrower undertakes with each of the Finance Parties that it will:

14.1.1	on or before the Drawdown Date procure that each Owner will open each of the Earnings Accounts;

14.1.2	on or before the Drawdown Date open the Retention Account; and

14.1.3
procure that all moneys payable to the Borrower and/or the Owners in respect of the Earnings of the Ships shall, unless and until the Agent directs to the contrary pursuant to proviso (a) to clause 2.1 of the relevant General Assignment, be paid to the Earnings Accounts Provided however that if any of the moneys paid to the Earnings Accounts are payable in a currency other than Dollars, the Borrower shall instruct and shall procure that the relevant Owner shall instruct the relevant Account Bank to convert such moneys into Dollars at such Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency; and

14.2	Earnings Accounts terms

14.2.1
The Banks acknowledge that the relevant Owner shall, unless and until a Default shall occur and the Agent shall direct to the contrary, be entitled from time to time, subject to the agreement of the relevant Account Bank to require that moneys for the time being standing to the credit of the Earnings Accounts be transferred in such amounts and for such periods as the Borrower or relevant Owner selects to fixed-term deposit accounts (“deposit accounts”) opened in the name of the relevant Owner with such Account Bank.  The relevant Owner shall not be entitled pursuant to clause 14.3 to withdraw moneys standing to the credit of the Earnings Accounts which are the subject of a fixed term deposit until the expiry of the period of such deposit unless the relevant Owner shall, on withdrawing such moneys pay to the relevant Account Bank on demand any loss or expense which such Account Bank shall certify that it has sustained or incurred as a result of such withdrawal being made prior to the expiry of the period of the relevant deposit and the relevant Account Bank shall be entitled to debit the Earnings Accounts for the amount so certified prior to such withdrawal being made.  In the event that any moneys so deposited are to be applied pursuant to clause 14.4, the Borrower or relevant Owner shall, on such application being made, pay to the relevant Account Bank on demand any loss or expense which the relevant Account Bank shall certify that it has sustained or incurred as a result of such application being made prior to the expiry of the period of the relevant deposit and the relevant Account Bank shall be entitled to debit the relevant Earnings Account for the amount so certified prior to such application being made.  Any deposit accounts shall, for all the purposes of the Finance Documents, be deemed to be sub-accounts of Earnings Accounts from which the moneys deposited in the deposit accounts were transferred and all references in the Finance Documents to the Earnings Accounts shall be deemed to include the deposit accounts deemed as aforesaid to be sub-accounts thereof.

14.3      Earnings Accounts: withdrawals

Unless the Agent otherwise agrees in writing, neither the Borrower nor the Owners shall be entitled to withdraw any moneys from the Earnings Accounts at any time during the Security Period save that, unless and until a Default shall occur and the Agent shall direct to the contrary, the Borrower and each of the Owners may, subject to clause 14.2.1, withdraw moneys from the Earnings Accounts:

14.3.1	to pay all unpaid fees and expenses which may be owning to the Agent under any of the Finance Documents;

14.3.2	to transfer to the Retention Account on each Retention Date all or part of the Retention Amount for such Retention Date;

14.3.3
to pay any amount to the Swap Banks of net amounts then payable pursuant to section 2 of either Master Swap Agreement and the Borrower hereby irrevocably and unconditionally instructs the relevant Account Bank to make such payments on their due date if and to the extent the Borrower does not issue the appropriate instructions on or before such due date;

14.3.4
to pay any amount to the Agent and/or the other Finance Parties in or towards payments of any instalments of interest payable pursuant to this Agreement and the Borrower hereby irrevocably and unconditionally instructs the relevant Account Bank to make such payments on their due date if and to the extent the Borrower does not issue the appropriate instructions on or before such due date;

14.3.5
to pay any amount to the Agent and/or the other Finance Parties in or towards payments of any principal or any other amounts then payable pursuant to the cash sweep obligation contained in clause 4.8 and the Borrower hereby irrevocably and unconditionally instructs the relevant Account Bank to make such payments on their due date if and to the extent the Borrower does not issue the appropriate instructions on or before such due date;

14.3.6
to pay any amount to the Agent and/or the other Finance Parties any other amounts then payable pursuant to the Finance Documents (including any other amounts owing to either Swap Bank under the relevant Master Swap Agreement) and the Borrower hereby irrevocably and unconditionally instructs the relevant Account Bank to make such payments on their due date if and to the extent the Borrower does not issue the appropriate instructions on or before such due date;

14.3.7
to pay the proper and reasonable operating expenses (including costs of insuring, repairing and maintaining each Ship) of each Ship and the proper and reasonable expenses of administering the affairs of the relevant Owner;

14.3.8	to pay any Approved Manager’s remuneration under any Management Agreement in the amounts and at the times therein stated;

14.3.9
to pay or discharge liabilities or obligations to third parties not exceeding the aggregate of any deductible under a Ship’s Insurances applicable to such liabilities or obligations and the amount of any insurance moneys in respect of such liabilities or obligations which have been paid by such Ship’s insurers to the relevant Earnings Account with the knowledge and approval of the Agent; and

14.3.10
to pay for the making good and/or repair of any loss or damage resulting from a casualty to a Ship not exceeding the aggregate of any deductible under such Ship’s Insurances applicable to such casualty and the amount of any insurance moneys in respect of such casualty and not exceeding the costs of making good and/or repairing any such loss or damage which have been paid by such Ship’s insurers to the relevant Earnings Account with the knowledge and approval of the Agent.

14.4      Retention Account: credits and withdrawals

14.4.1
The Borrower undertakes with the Agent and the Finance Parties that it will, from the date of this Agreement and so long as any moneys are owing under the Finance Documents, on each Retention Date pay to the relevant Account Bank for credit to the Retention Account, the Retention Amount for such Retention Date provided however that, to the extent that there are moneys standing to the credit of the Earnings Accounts as at the relevant Retention Date, such moneys shall, up to an amount equal to the Retention Amount, be transferred to the Retention Account on such Retention Date (and the Borrower hereby instructs the relevant Account Bank to effect each such transfer) and to that extent the Borrower’s obligations to make the payments referred to in this clause 14.4.1 shall have been fulfilled upon such transfer being effected.

14.4.2
Unless and until there shall occur an Event of Default (whereupon the provisions of clause 14.5 shall apply), all Retention Amounts credited to the Retention Account together with interest from time to time accruing or at any time accrued thereon shall be applied by the relevant Account Bank (and the Borrower hereby irrevocably and unconditionally instructs such Account Bank so to apply the same) in the following manner:

(a)
on each day that interest is payable pursuant to Clause 3.1 in respect of the Facility in or towards payment to the Agent of the amount of interest then due.  Each such application by the relevant Account Bank shall constitute a payment in or towards satisfaction of the Borrower’s corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of the Borrower to make any such payment to the extent that the aforesaid application by such Account Bank is insufficient to meet the same; and

(b)
following any application by the relevant Account Bank pursuant to clause 14.4.2(a) in transfer to the Earnings Accounts of any moneys standing to the credit of the Retention Account to the extent that such moneys do not constitute Retention Amounts or any payments received from either Swap Bank pursuant to the provisions of the relevant Swap Assignment.

14.4.3
Unless the Agent otherwise agrees in writing and subject to clause 14.4.2, the Borrower shall not be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and so long as any moneys are owing under the Finance Documents.

14.5	Application of Accounts

At any time after the occurrence of an Event of Default, the Agent and/or the Banks may instruct the relevant Account Bank, without notice to the Borrower or any Owner, to apply all moneys then standing to the credit of the Accounts (together with interest from time to time accruing or accrued thereon) in payment to the Agent and the Agent shall apply the same in or towards satisfaction of any sums due to the Finance Parties under the Finance Documents in the manner specified in clause 13.1.

14.6      Repayment under the Intra-Group Loan Agreements

The Borrower acknowledges and agrees that until such time as all sums due and payable under this Agreement and each of the other Finance Documents have been satisfied in full the obligation of each Owner to pay all sums of principal and interest and any other sums payable under the relevant Intra-Group Loan Agreements shall be fully satisfied by that Owner depositing the relevant sums to the credit of its Earnings Account and the Borrower hereby irrevocably and unconditionally acknowledges that all moneys from time to time standing to the credit of the Earnings Accounts shall be freely available to the Agent for application in or towards payment of any instalments of principal or interest or any other amounts then due and payable pursuant to this Agreement and any of the other Finance Documents.

14.7	Security over account

The Earnings Accounts and the Retention Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Accounts Pledges.

15	Assignment, substitution and lending office

15.1      Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties, the Borrower and their respective successors.

15.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

15.3	Assignment by Banks

Each Bank may assign all or any part of its rights in respect of its Contribution under this Agreement or under any of the other Finance Documents to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in liens, securities or other financial assets (an “Assignee”) with the approval of the Agent and provided that no Default has occurred the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), and on the date upon which such assignment takes effect, the Assignee shall pay to the Agent for its own account an assignment fee of three thousand Dollars ($3,000).

15.4	Substitution

Each Bank may transfer, by way of novation, all or any part of its rights, benefits and/or obligations under this Agreement to another person subject to a minimum transfer amount of five million Dollars ($5,000,000) to be transferred (a “Substitute”) and provided that no Default has occurred and is continuing the consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  Any such novation shall be effected upon five (5) Banking Days’ prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by such Bank, the Substitute and the Agent (for itself, the Borrower and the other Banks) and following receipt by the transferring Bank from the Substitute of an amount equal to the purchase price to be paid by the Substitute for the Contribution being transferred.  On the effective date specified in a Substitution

Certificate so executed and delivered, to the extent that they are expressed in such Substitution Certificate to be the subject of the novation effected pursuant to this clause 15.4:

15.4.1
the existing parties to this Agreement and the Bank party to the relevant Substitution Certificate shall be released from their respective obligations towards one another under this Agreement (“discharged obligations”) and their respective rights against one another under this Agreement (“discharged rights”) shall be cancelled;

15.4.2
the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Bank party to such Substitution Certificate) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Bank; and

15.4.3
the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Bank party to such Substitution Certificate) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Bank and, on the date upon which such novation takes effect, the Substitute shall pay to the Agent for its own account a transfer fee of three thousand Dollars ($3,000).  The Agent shall promptly notify the other parties hereto of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Borrower.

15.5	Reliance on Substitution Certificate

The Agent, the Banks and the Borrower shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 15 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Bank and the Substitute and neither the Agent, nor the Banks nor the Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

15.6	Signing of Substitution Certificate

The Borrower and each of the Banks irrevocably authorise the Agent to countersign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Borrower or such Bank (as the case may be).

15.7	Construction of certain references

If any Bank assigns all or any part of its rights or novates all or any part of its rights, benefits and obligations as provided in clause 15.3 or 15.4 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

15.8	Documenting assignments and novations

If any Bank assigns all or any part of its rights or novates all or any part of its rights, benefits and/or obligations as provided in clauses 15.3 or 15.4 the Borrower undertakes, immediately on being requested to do so by the Agent and at the cost of the Bank that has so assigned or novated all or any part of its rights and/or obligations, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Substitute all or the relevant part of such Bank’s interest in the Finance Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

15.9	Lending office

Each Bank shall lend through its office at the address specified in Schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement Provided always that such change of office shall not result in an increase in the obligations of the Borrower under clause 6.7.  If the office through which such Bank is lending is changed pursuant to this clause 15.9, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Banks and the Borrower.

15.10	Disclosure of information

Any Bank or the Agent may, with the prior consent of the Borrower which shall not be unreasonably withheld, disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with such Bank or the Agent in relation to this Agreement information about the Borrower save for in the Event of Default or if the prospective assignee, substitute or transferee is an affiliate of any Bank or the Agent where such consent of the Borrower is not required.

16	Agent

16.1	Appointment of the Agent

The terms and basis on which the Agent has been appointed by the Banks as facility agent and as security agent and trustee respectively are set out in the Agency Agreement including, among other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the Banks and the Agent.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Finance Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2
be deemed to have been received, subject as otherwise provided in the relevant Finance Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

(a)	to the Borrower and any Owner at:	24, Kanigos Street Kastella 185 34 Piraeus Greece Fax No: + 30 210 4220230

(b)     to the Agent                                     NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands
Fax Nr. +31703425366
Attn:  Hans Nagtegaal

(c)     to the Banks at:                               BTMU Capital Corporation
111 Huntington Avenue
BOSTON, MA 02199-8001
U.S.A.
Fax No: + 1 617 345 1444
Attn: SVP Administration

-and-

NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands
Fax Nr. +31703425577
Attn:  Mr. Maurice Wijmans

(d) to the Swap Banks at:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch
1251 Avenue of the Americas
New York
New York 10020-4624
United States of America
Fax No: +1 212 7826429

                                                                                       -and-

                                                                                       NIBC Bank N.V.
                                                                                       Carnegieplein 4
2517 KJ The Hague
The Netherlands
Fax Nr. +31703425577
Attn:  Mr. Maurice Wijmans

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

17.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Agent, the Banks or any of them to exercise any power, right or remedy under any of the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Banks or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Finance Documents are cumulative and are not exclusive of any remedies provided by law.

17.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Finance Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

17.4	Counterparts

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

18	Governing law and jurisdiction

18.1	Law

This Agreement is governed by and shall be construed in accordance with English law.

18.2	Submission to jurisdiction

The Borrower agrees, for the benefit of the Agent and the Banks, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts.  The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Hill Dickinson Services Limited at present of Irongate House, Duke’s Place, London EC3A 7HX England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Agent and/or the Banks to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Agent, the Banks or any of them arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written

Schedule 1

The Banks and the Swap Banks

Part 1
The Banks’ Commitment

Name	Address and fax	Commitment ($)
BTMU Capital Corporation	111 Huntington Avenue Suite 400 Boston MA 02199-8001 United States of America Fax nr.: +1 617 345 1444 Attn: SVP Administration	21,250,000
NIBC BANK N.V.	Carnegieplein 4 2517 KJ The Hague The Netherlands Fax Nr. +31703425577 Attn: Mr. Maurice Wijmans	21,250,000
TOTAL		42,500,000

Part 2
The Swap Banks

Name	Address and fax
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	1251 Avenue of the Americas New York New York 10020-1104 United States of America Fax No: +1 212 7826429 Attn: Senior Vice President and Group Head Derivatives and Structured Products Group
NIBC Bank N.V.	Carnegieplein 4 2517 KJ The Hague The Netherlands Fax Nr. +31703425577 Attn: Mr. Maurice Wijmans

Schedule 2- Ships

Ship	Owner	Country of Incorporation of Owner	Flag	Official Number	Country of Underlying Registration	IMO Number	Classification Society	Classification	Ship Type	Year Built	Deadweight/ TEU	Charterer
“OMEGA EMMANUEL”	Orange Navigation Inc	Marshall Islands	Liberia	13287	Marshall Islands	9314167	Lloyds Register	+100A1 Double Hull Oil Tanker ShipRight (SDA, FDA Plus, CM), ESP, *1WS L1, SPM	Panamax LR1	2007	74,200	ST Shipping & Transport Pte. Limited of Singapore
“OMEGA THEODORE”	Baytown Navigation Inc	Marshall Islands	Liberia	13288	Marshall Islands	9314179	Lloyds Register	+100A1 Double Hull Oil Tanker ShipRight (SDA, FDA Plus, CM), ESP, *1WS L1, SPM	Panama LR1	2007	74,200	ST Shipping & Transport Pte. Limited of Singapore
“OMEGA PRINCE”	Carrolton Navigation Inc	Marshall Islands	Marshall Islands	2554	Marshall Islands	9312901	American Bureau of Shipping	XA1, Chemical Carrier, Oil Carrier, Ice Class 1A, E XAMS, XACCU, VEC-L, FL 25, SH, SHCM	Handy-max MR PT	2006	36,660 mt	DS Norden
“OMEGA PRINCESS”	Decatur Navigation Inc	Marshall Islands	Marshall Islands	2523	Marshall Islands	9327425	American Bureau of Shipping	XA1, Chemical Carrier, Oil Carrier, Ice Class 1A, E XAMS, XACCU, VEC-L, FL 25, SH, SHCM	Handy -max MR PT	2006	36,660 mt	DS Norden
“OMEGA LADY SARAH”	Beaumont Navigation Inc	Marshall Islands	Marshall Islands	2648	Marshall Islands	9252955	American Bureau of Shipping	XA1, Oil Carrier, Ice Class 1C, E,XAMS, XACCU, VEC, SH, SHM	Handy -max LR1 PT	2004	71,498 mt	ST Shipping and Transport Pte. Limited of Singapore
“OMEGA LADY MIRIAM”	Galveston Navigation Inc	Marshall Islands	Marshall Islands	1893	Marshall Islands	9252943	American Bureau of Shipping	XA1, Oil Carrier, Ice Class 1C, E,XAMS, XACCU, VEC, SH, SHCM	Handy -max LR1 PT	2003	71,522 mt	ST Shipping and Transport Pte. Limited of Singapore
“OMEGA QUEEN”	Elgin Navigation Inc	Marshall Islands	Marshall Islands	2622	Marshall Islands	9283679	Det norske Veritas	. X 1A1 Tanker for Oil ESP SPM EO TMON NAUTICUS (Newbuilding)	Handy -max LR1 PT	2004	74,999 mt	DS Torm
“OMEGA KING”	Fulton Navigation Inc	Marshall Islands	Marshall Islands	2621	Marshall Islands	9273088	Det norske Veritas	X 1A1 Tanker for Oil ESP SPM EO TMON NAUTICUS (Newbuilding)	Handy -max LR1 PT	2004	74,999 mt	DS Torm

Schedule 3
Form of Drawdown Notice
(referred to in clause 9)

To:              NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands

 [Date] 2008
Financial Agreement dated [•] 2008 (the “Agreement”)

We refer to the above Agreement and hereby give you notice that we wish to draw down the Facility in the sum of [•] Dollars ($[•]) on {date} [and select a first Interest Period in respect thereof of  months] [the first Interest Period in respect thereof to expire on {date}].  The funds should be credited to [name and number of account] with [details of bank.]

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)	the representations and warranties contained in:

(i)	clauses 7.1, 7.2 and 7.3 of the Agreement; and

(ii)	clauses 4.1 and 4.2 of the Owners’ Guarantees;

are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

(c)
the borrowing to be effected by the drawdown of the Facility will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)	there has been no material adverse change in our financial position from that described by us to the Finance Parties in the negotiation of the Agreement.

Words and expressions defined in the Agreement shall have the same meanings where used herein.

For and on behalf of

………………………………
OMEGA NAVIGATION ENTERPRISES, INC.

Schedule 4

Part 1
Documents and evidence required as conditions precedent to the Commitment

(referred to in clause 9.1.1)

(a)	Constitutional documents

copies, certified by an officer of each relevant Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b)	Corporate authorisations

copies of resolutions of the directors and shareholders of each relevant Security Party approving such of the Underlying Documents and the Finance Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party;

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Security Party and of the shareholders of such Security Party each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

(c)	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Finance Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Finance Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

(d)	Certificates of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

(e)	Know your customer and money laundering compliance

such documents and evidence as the Banks shall require to identify the Borrower and the other Security Parties and any other persons involved or affected by the transaction(s) contemplated by this Agreement as required by any applicable law or the Banks’ own “know your customer” internal guidelines; and

(f)	Fees, commissions and expenses

evidence that any fees and commission due from the Borrower pursuant to the terms of clause 5.1 or any other provision of the Finance Documents and all expenses under clause 5.2 have been paid in full.

Part 2

Documents and evidence required as conditions precedent to the Facility

(referred to in clause 9.1.2)

(a)	Conditions precedent

evidence that the conditions precedent set out in Part 1 of Schedule 4 remain fully satisfied;

(b)	Borrower’s consents and approvals

a confirmation from the Borrower that no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable it to borrow the Facility and to perform its obligations under this Agreement and each of the other Finance Documents and evidence in form and substance satisfactory to the Agent that all necessary consents and approvals of any Governmental Entity and all third party approvals in connection with the borrowing of the Facility under this Agreement have been obtained and remain in full force and effect and that all applicable waiting periods shall have expired without any action being taken by any Government Entity which in the sole opinion of the Agent restrains, prevents or imposes any materially adverse conditions upon borrowing of the Facility by the Borrower under this Agreement;

(c)	No judgments etc

evidence in form and substance satisfactory to the Agent that there are no judgments, orders, injunctions or restraints of any kind prohibiting or imposing materially adverse conditions on the borrowing by the Borrower of the Facility under this Agreement and there has been no occurrence which in the opinion of the Borrower and/or the Agent might give rise to a material adverse change in the financial condition or any Security Party or the ability of any Security Party to perform its obligations under this Agreement or any of the other Finance Documents or which is reasonably likely to have a material adverse effect on the business, property, assets, liability, condition or the property of the Borrower or the Borrower’s Group;

(d)	No litigation or other event

evidence in form and substance satisfactory to the Agent that there is to the knowledge of the Borrower having made due enquiry, no event or existing or threatened litigation by any person with respect to the transactions contemplated by the Finance Documents or which the Agent shall in its sole discretion determine is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, financial condition or otherwise or prospects of the Borrower or of the Borrower’s Group taken as a whole;

(e)	Other consents and approvals

a confirmation from each of the other Security Parties that no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable that Security Party to enter into and to perform its obligations under the Finance Documents to which it is a party;

(f)	Certified Underlying Documents

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of each of the Underlying Documents in a form acceptable to the Agent;

(g)	Charters

evidence that each Ship is delivered under the relevant Charter duration of which shall not expire prior to April 2009 at a rate of not less than $22,500 for the Emmanuel Ship, the Theodore Ship, the Sarah Ship, the Miriam Ship, the Queen Ship and the King Ship and US$17,500 for the Prince Ship and the Princess Ship and otherwise on such terms and conditions satisfactory to the Banks in their sole discretion;

(h)           Accounts

evidence that the Accounts have been opened with the relevant Account Bank;

(i)           Finance Documents

each Finance Document duly executed , save for the Share Charges;

(j)           Legal opinions

(i)         Marshall Islands/Liberian opinion

       an opinion of Raymond E. Simpson special legal advisers to the Agent;

(ii)         Owner(s)’ opinion

an opinion of the Agent’s special legal advisers in each Relevant Jurisdiction with respect to the relevant Owner dated no earlier than two (2) days prior to the date of this Agreement;

(iii)        Manager(s)’ opinion

an opinion of the Agent’s special legal advisers in each Relevant Jurisdiction with respect to the relevant Approved Manager dated no earlier than two (2) days prior to the date of this Agreement;

 (iv)        German opinion

   an opinion of Ehlermann Rindfleisch Gadow special legal advisers to the Agent in Germany;

(v)         Further opinions

      any such further opinion as may be required by the Agent and/or the Banks; and

(vi)        Flag State opinion

an opinion of the special legal advisers to the Agent in the Flag State of such Ship and an opinion from the special legal advisers to the Agent in any Relevant Jurisdiction where such Ship has its underlying registration as set out in Schedule 2;

(k)        Borrower’s process agent

a copy, certified as a true copy by the Borrower’s solicitors or other person acceptable to the Agent of a letter from the Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Finance Documents in which it is or is to be appointed as the Borrower’s agent;

(l)         Owners'/Security Parties' process agent

a copy, certified as a true copy by the Borrower’s solicitors or other person acceptable to the Agent of a letter from the Owners' or the Security Parties' agent for receipt of service of proceedings referred to in, inter alia, clause 10.2 of each Owner’s Guarantee accepting its appointment under the said clause and under each of the other Finance Documents in which it is or is to be appointed as such Owner’s or Security Party’s agent;

(m)       Corporate and capital structure

evidence that the corporate and capital structure of the Borrowers’ Group is in form and substance acceptable to the Agent;

(n)        Indebtedness of the Borrower’s Group

evidence in form and substance satisfactory to the Agent that following the borrowing of the Facility by the Borrower under this Agreement and save for the First Loan under the Fist Loan Agreement that there shall be no outstanding Indebtedness in respect of the Borrower’s Group, except for Borrowed Money pursuant to the Finance Documents and such other disclosed Indebtedness of the Borrowers Group as shall be acceptable to the Agent in its sole discretion;

(o)        Parent company

evidence in form and substance satisfactory to the Agent that each Owner is a wholly-owned Subsidiary of the Borrower and that the Borrower and each Owner and their respective assets are free of any Encumbrance except for Permitted Encumbrances;

(p)        Valuations

copies, certified by an officer of the Borrower, of valuations of each Ship dated no earlier than fifteen (15) days prior to the Drawdown Date of the Facility setting out the Fair Market Value of each relevant Ship, such valuations to be conducted in accordance with clause 8.2.2 and each valuation to be in form and substance acceptable to the Agent;

(q)        Solvency certificate

The Agent shall have received a solvency certificate signed by the Chief Financial Officer of the Borrower and certified as correct by the Borrower’s auditor (such auditor to be acceptable to the Agent), such solvency certificate to be in a form and substance acceptable to the Agent and certifying that following the borrowing of the Facility under this Agreement and incurring all of the other financial accommodation that the Borrower shall incur, that individually and the Borrower’s Group on a consolidated basis are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection with such transactions and the Borrower and the Borrower’s Group will have sufficient Free Liquid Assets to utilise as working capital to pay the debts of the Borrower and the Borrower’s Group as and when they fall due (on the basis that the Fleet Market Value shall not be less than the greater of (i) seventy per cent (70%) of the aggregate of the Facility and the First Loan and (ii) nine per cent (9%) of the Facility;

(r)         No Default under any material agreement

evidence in form and substance satisfactory to the Agent that after the borrowing of the Facility under this Agreement, that there shall be no Default under any Finance Document, Underlying Document or any other material agreement of the Borrower’s Group;

(s)         Fees, commissions and expenses

evidence that any fees and commission due from the Borrower pursuant to the terms of clause 5.1 or any other provision of the Finance Documents and all expenses under clause 5.2 have been paid in full.

(t)         Ship conditions

evidence that each Ship on the Drawdown Date of the Facility:

(i)	Registration and Encumbrances

is registered in the name of the relevant Owner through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation (as defined in the relevant Ship Security Document) are free of Encumbrances save for the Permitted Encumbrances;

(ii)	Classification

maintains the Classification for such Ship free of all requirements and recommendations affecting class of the relevant Classification Society;

(iii)	Insurance

is insured in accordance with the provisions of the Finance Documents and all requirements of the Finance Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

(u)        Covenants and approvals

a confirmation for the relevant Owner(s) that no consents, authorisations, licenses and approvals are necessary in any Relevant Jurisdiction to enable such owner(s) to enter into and to perform its obligations under the Finance Documents to which it is a party;

(v)        Mortgage registration

evidence that the Mortgage has been provisionally registered against each Ship through the Registry for such Ship under the laws and flag of the Flag State for such Ship;

(w)       Notices of assignment and acknowledgements

copies of duly executed notices of assignment required by the terms of the Security Documents and in the forms prescribed by the Security Documents;

(x)        Insurance opinion

an opinion from insurance consultants appointed by the Banks, on the Insurances effected or to be effected in respect of each Ship;

(y)        Managers' confirmation

each Approved Manager has confirmed in writing that the representations and warranties set out in clause 7.2.11 are true and correct;

(z)        Certificates of financial responsibility

if applicable, a copy of a certificate of financial responsibility complying with the requirements of the United States Oil Pollution Act 1990 or the United States Comprehensive Environmental Response Compensation Liability Act 1980 together with evidence of approval thereof by the relevant regulatory authorities; and

(aa)      ISM Code and ISPS Code documentation

a copy, certified by an officer of the Borrower, of the SMC, DOC and ISSC Certificate for such Ship.

Schedule 5

Form of Substitution Certificate

[Note: Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations in all applicable jurisdictions.]

To:	NIBC Bank N.V. on its own behalf, as agent for the Banks party to the Agreement mentioned below and on behalf of Omega Navigation Enterprises, Inc.

Attention:

[Date]

Substitution Certificate

This Substitution Certificate relates to a $42,500,000 Junior Secured Facility Agreement (the “Agreement”) dated [˜] 2008 between (i) Omega Navigation Enterprises, Inc., (ii) the banks and financial institutions whose respective names and addresses are set out in Schedule 1 thereto as Banks, (iii) The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and NIBC Bank N.V. of The Netherlands as Swap Banks and (iv) NIBC Bank N.V. of The Netherlands as Agent.

1
[name of Existing Bank] (the “Existing Bank”) (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [name of Substitute Bank] (the “Substitute”) to accept by way of novation the portion of such participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement along with the transfer fee of $3,000.

2
The Substitute hereby requests the Agent (on behalf of itself and the other Banks) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 15.4 of the Agreement, so as to take effect in accordance with the respective terms thereof on [date of transfer] (the “Effective Date”) or on such later date as may be determined in accordance with the respective terms thereof.

3
The Agent (on behalf of itself, the other Banks and all other parties to the Agency Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 15.4 of the Agreement so as to take effect in accordance with the respective terms thereof.

4	The Substitute confirms:

(a)
that it has received a copy of the Agreement and each of the other Finance Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

(b)	that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Agreement, the other Finance Documents and this Substitution

Certificate and has not relied and will not rely on the Existing Bank or the Agent or any statements made by either of them in that respect;

(c)
that it has made and will continue to make its own credit assessment of the Borrower and has not relied and will not rely on the Existing Bank or the Agent or any statements made by either of them in that respect; and

(d)	that, accordingly, neither the Existing Bank nor the Agent shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.

5
Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6
The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any of the other Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or any other party to the Agreement or any of the other Finance Documents or for the performance and observance by the Borrower or any other such party of any of its obligations under the Agreement or any of the other Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7
The Substitute hereby undertakes to the Existing Bank, the Borrower and the Agent and each of the other parties to the Agreement that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

8	All terms and expressions used but not defined in this Substitution Certificate shall bear the meaning given to them in the Agreement.

9	This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

Note:                      This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

The Schedule

Commitment: $ [˜]	Portion Transferred: $ [˜]
Contribution: $ [˜]	Portion Transferred: $ [˜]
Next Interest Payment Date: [˜]

Administrative Details of Substitute

Lending Office:  [˜]

Account for payments:  [˜]

Telephone:  [˜]

Fax:  [˜]

Attention:  [˜]

[Existing Bank]                                                                                             [Substitute]
By: .......................                                                                                       By: .......................
Date:                                                                                                           Date:

The Agent
By:

..........................
on its own behalf
and on behalf of the Borrower, the Banks and the Swap Banks

Date:  [˜]

Schedule 6

Compliance Certificate

To:        NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands

From:    Omega Navigation Enterprises, Inc
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro MH 96960
Marshall Island

Dated:                      [•]

Dear Sirs

Financial Agreement for a loan of $42,500,000

dated [●] 2008 (the “Agreement”)

1
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Financial Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We refer to clause 8.5 of the Agreement and hereby certify that:

(a)       Leverage Ratio

Requirement:  Leverage Ratio of not more than 70%.

Satisfied [YES] : [NO]

(b)	Minimum Liquidity

Requirement:  maintain on a consolidated basis Minimum Liquidity.

Satisfied [YES] : [NO]

(c)	Interest Coverage

Requirement:  maintain a ratio of EBITDA to Interest Payable on a trailing four (4) Financial Quarter basis of not less than 2.00 to 1.00.

Satisfied [YES] : [NO]

(d)	Security Value Maintenance

Requirement:  Security Value is not less than the Security Requirement.

Satisfied [YES] : [NO]

3     We confirm that no Default is continuing.*

…..................
Chief Financial Officer
Omega Navigation Enterprises, Inc.

…..................

for and on behalf of

[name of auditors of the Company]**

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

**	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company's auditors prior to signing the Agreement.

Schedule 7

Calculation of Additional Cost

1
The Additional Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below.  The Additional Cost will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Facility) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Bank lending from an office in any member state of the European Community that has adopted or adopts the Euro as its lawful currency in accordance with the legislation of the European Community relating to Economic and Monetary Union will be the percentage notified by that Bank to the Agent.  This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all Loans made from that office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that office.

4	The Additional Cost Rate for any Bank lending from an Office in the United Kingdom will be calculated by the Agent as follows:

in relation to the Facility or an unpaid amount in any currency other than sterling:

E x 0.01	per cent. per annum
300

Where:

E
is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Arranger to the Agent pursuant to paragraph 6 below and expressed in Pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)
"Fees Rules" means the rules on periodic fees contained in the Supervision Manual of the Financial Services Authority Handbook of rules and guidance or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

(d)	“Pounds” and “£” mean the lawful currency of the United Kingdom.

6
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in Pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7
Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8
The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Agent shall distribute the additional amounts received as a result of the Additional Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

12
The Agent may from time to time, after consultation with the Borrowers and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Borrower

SIGNED by	)
for and on behalf of	)	…………………..
OMEGA NAVIGATION ENTERPRISES, INC.	)	Attorney-in-fact

Banks

SIGNED by	)
for and on behalf of	)	…………………..
BTMU CAPITAL CORPORATION	)	Authorised signatory

SIGNED by	)
for and on behalf of	)	…………………..
NIBC BANK N.V.	)	Attorney-in-Fact

Swap Banks

SIGNED by	)
for and on behalf of	)
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	)	…………………..
New York Branch	)	Authorised signatory

SIGNED by	)
for and on behalf of	)	…………………..
NIBC BANK N.V.	)	[Authorised signatory]

Agent

SIGNED by	)
for and on behalf of	)	…………………..
NIBC BANK N.V.	)	[Attorney-in-Fact]

SK 23286 0002 889268